As filed with the Securities and Exchange Commission on June 21, 2002
                                                      Registration No. 333-87166
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                 AMENDMENT NO. 1
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             ----------------------


EXACT NAME OF REGISTRANT                      STATE OR OTHER JURISDICTION OF           IRS EMPLOYER IDENTI-
AS SPECIFIED IN ITS CHARTER                   INCORPORATION OR ORGANIZATION            FICATION NUMBER
---------------------------                   -----------------------------            ---------------
Burlington Resources Inc.                     Delaware                                 91-1413284
Burlington Resources Finance Company          Nova Scotia                              Not Applicable


                             ----------------------
                                      1311
            (Primary Standard Industrial Classification Code Number)
                             ----------------------
                           5051 Westheimer, Suite 1400
                              Houston, Texas 77056
                                 (713) 624-9500

          (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)
                             ----------------------

                        Frederick J. Plaeger, II, Esquire
                       Vice President and General Counsel
                            Burlington Resources Inc.
                           5051 Westheimer, Suite 1400
                              Houston, Texas 77056
                                 (713) 624-9500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ----------------------

                                   Copies to:

  John Schuster, Esquire                            John W. White, Esquire
  Cahill Gordon & Reindel                          Cravath, Swaine & Moore
      80 Pine Street                                  825 Eighth Avenue
 New York, New York 10005                          New York, New York 10019
      (212) 701-3000                                    (212) 474-1000

                             ----------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offering in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|


                         CALCULATION OF REGISTRATION FEE
=========================================================================================================================
                                                                        Proposed      Proposed Maximum     Amount of
                                                     Amount to Be   Maximum Offering      Aggregate       Registration
                                                      Registered     Price Per Note       Offering           Fee(2)
Title of Each Class of Securities to Be Registered                                        Price(1)
-------------------------------------------------------------------------------------------------------------------------

5.60% Notes due 2006 of Burlington Resources
Finance Company .................................     $500,000,000        100%           $500,000,000      $  46,000
6.50% Notes due 2011 of Burlington Resources
Finance Company..................................     $500,000,000        100%           $500,000,000      $  46,000
7.40% Notes due 2031 of Burlington Resources
Finance Company..................................     $500,000,000        100%           $500,000,000      $  46,000
Guarantees of each of the Notes listed above by
   Burlington Resources Inc. (3).................               (3)        (3)                     (3)            (3)

-------------------------------------------------------------------------------------------------------------------------
    Total........................................   $1,500,000,000        100%         $1,500,000,000       $138,000
-------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(2) under the Securities Act.

(2)  Calculated pursuant to Rule 457(f)(2) under the Securities Act.

(3) Each of the securities to be issued by Burlington Resources Finance Company will be irrevocably and unconditionally guaranteed on an unsecured senior basis by Burlington Resources Inc. No separate consideration will be received for the guarantees of Burlington Resources Inc. and, therefore, pursuant to Rule 457(n) under the Securities Act no additional registration fee is payable in respect of the registration of such guarantees.

                             ----------------------

     The Registrants hereby amend this registration statement on the date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

The information in this prospectus is not complete and may be changed. We may not consummate the exchange offer until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell or exchange these securities and it is not soliciting an offer to acquire or exchange these securities in any jurisdiction where the offer, sale or exchange is not permitted.




                   SUBJECT TO COMPLETION, DATED JUNE 21, 2002

PROSPECTUS

                                 $1,500,000,000
                              BURLINGTON RESOURCES
                                 FINANCE COMPANY
                                Offer to Exchange
         $500,000,000 Aggregate Principal Amount of 5.60% Notes due 2006
         $500,000,000 Aggregate Principal Amount of 6.50% Notes due 2011 $500,000,000 Aggregate Principal Amount of 7.40% Notes due 2031

                     Fully and Unconditionally Guaranteed by
                            BURLINGTON RESOURCES INC.
                                       for
                      Burlington Resources Finance Company
         $500,000,000 Aggregate Principal Amount of 5.60% Notes due 2006
         $500,000,000 Aggregate Principal Amount of 6.50% Notes due 2011
         $500,000.000 Aggregate Principal Amount of 7.40% Notes due 2031
                     Fully and Unconditionally Guaranteed by
                            Burlington Resources Inc.
                                       and
          Each Registered Under the Securities Act of 1933, as Amended.
                                 ---------------

                        Material Terms of Exchange Offer:

o    Expires 5:00 p.m., New York City time, on July 25, 2002 unless extended.

o    Subject to certain customary conditions which may be waived by us.

o All outstanding notes that are validly tendered and not withdrawn will be exchanged.

o Tenders of outstanding notes may be withdrawn any time prior to the expiration of this exchange offer.

o The exchange of the outstanding notes for exchange notes will not be a taxable exchange for U.S. and Canadian federal income tax purposes.

o    We will not receive any cash proceeds from the exchange offer.

o The terms of the exchange notes and guarantees to be issued in exchange for the outstanding notes and guarantees are substantially identical to the outstanding notes and guarantees, except that the exchange notes and guarantees will be registered under the Securities Act and certain transfer restrictions, registration rights and liquidated damages relating to the outstanding notes will not apply to the exchange notes.

o Any outstanding notes not validly tendered will continue to remain outstanding and accrue interest but will remain subject to existing transfer restrictions.

o There has not previously been any public market for the exchange notes that will be issued in the exchange offer. We do not intend to list the exchange notes on any national stock exchange or on the Nasdaq National Market. There can be no assurance that an active market for such exchange notes will develop.


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                 ---------------

                  The date of this prospectus is June 21, 2002.

                                TABLE OF CONTENTS

                                                                            Page

Where You Can Find More Information...........................................i
Incorporation of Certain Documents By Reference..............................ii
Forward-Looking Statements...................................................ii
Prospectus Summary............................................................1
Summary of the Exchange Offer.................................................2
Summary of the Exchange Notes.................................................6
Use of Proceeds...............................................................8
Capitalization................................................................8
Selected Financial Data.......................................................9
The Exchange Offer...........................................................10
Description of Notes and Guarantees..........................................21
Certain Income Tax Considerations............................................35
Plan of Distribution.........................................................37
Legal Matters................................................................38
Experts......................................................................38

     In this prospectus, references to "Burlington Resources" mean Burlington Resources Inc., references to "Burlington Resources Finance Company" mean Burlington Resources Finance Company, and references to "we," "us" and "our" mean, together, Burlington Resources, and Burlington Resources Finance Company. In addition, references to "Canadian Hunter" in this prospectus mean Canadian Hunter Exploration Ltd. Unless otherwise stated, all dollar amounts and financial data contained in this prospectus are presented in U.S. dollars. References to "CDN $" are to Canadian dollars.

     You should not assume that the information contained in, as well as any information we filed or will file with the Commission and that is incorporated by reference into this prospectus is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since that date.

                       WHERE YOU CAN FIND MORE INFORMATION

     Burlington Resources files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). These filings are available to the public over the Internet at the Commission's web site at http://www.sec.gov. You may obtain information on the operation of the Commission's public reference rooms by calling the Commission at 1-800-SEC-0330. You may also read and copy any document we file at this room located at 450 Fifth Street, N.W., Washington, DC 20549.

     You can also inspect these materials at the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

     Burlington Resources Finance Company is not required to file periodic and other documents under the Securities Exchange Act of 1934. Burlington Resources does not intend to include in its consolidated financial statements any separate financial information regarding Burlington Resources Finance Company. Also, in view of Burlington Resources' guarantees, Burlington Resources Finance Company does not intend to furnish holders of the notes with separate financial statements or other reports.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     This prospectus "incorporates by reference" certain reports, proxy statements and other information that we have filed with the Commission under the Securities Exchange Act of 1934. This means that we are disclosing important information to you by referring you to those documents. Information filed with the Commission after the date of this prospectus, and prior to the termination of the offering of the securities offered hereby, will automatically update and supersede the information included and the information incorporated by reference in this prospectus. We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is complete:

          (a) Burlington Resources' Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

          (b) Burlington Resources' Current Report on Form 8-K, dated February 21, 2002; and

          (c) Burlington Resources' Report on Form 10-Q for the quarter ended March 31, 2002.

     On request, we will provide without charge a copy of any or all of the above documents incorporated by reference (other than exhibits to documents, unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Send your written or oral requests to: Jeffery P. Monte, Corporate Secretary, Burlington Resources Inc., 5051 Westheimer, Suite 1400, Houston, Texas 77056, telephone: (713) 624-9500.

     You should rely only on the information incorporated by reference or provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

                           FORWARD-LOOKING STATEMENTS

     We have made in this prospectus and in the reports and documents incorporated herein by reference, and may from time to time otherwise make in other public filings, press releases and discussions with our management, forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). Sometimes these statements will contain words such as "believes," "expects," "intends," "plans" and other similar words. These statements reflect our current views with respect to future events and financial performance. We cannot assure you, however, that these events will occur or that this performance will be achieved, and our actual results could differ materially from those projected because of various risks, uncertainties and other important factors. These risks, uncertainties and factors include:

     o    fluctuations in commodity pricing and demand;

     o risks associated with exploring for, developing and producing crude oil and natural gas;

     o    risks associated with large development projects;

     o risks inherent in foreign operations such as changes in laws, policies, regulations, taxation and political climate;

     o competition for raw materials and customers in the crude oil and natural gas industry;

     o    changes in laws and regulations affecting our operations;

     o unanticipated changes in operating expenses and capital expenditures and the effects of geopolitical events, including the threat of domestic terrorism;

     o timing and success of integrating the business and operations of acquired businesses;

     o    potential environmental liabilities; and

     o    outcome of pending or threatened litigation.

     Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read the description of these factors under the caption "Forward-Looking Statements" in Burlington Resources' latest Annual Report on Form 10-K.

     You are advised to consult any additional disclosures we make in Burlington Resources' Quarterly Reports on Form 10-Q, Annual Report on Form 10-K and Current Reports on Form 8-K filed with the Commission. See "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference." Other factors besides those listed here could also adversely affect us.

                               PROSPECTUS SUMMARY

     The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. This prospectus includes the basic terms of the exchange notes we are offering, as well as information regarding our business. You should carefully read this entire document.

Burlington Resources Inc.

     Burlington Resources Inc. is a holding company engaged, through its principal subsidiaries, Burlington Resources Oil & Gas Company LP, The Louisiana Land and Exploration Company, Burlington Resources Canada Ltd. and Canadian Hunter Exploration Ltd., in the exploration, development, production and marketing of crude oil and natural gas. Burlington Resources Inc. is one of the world's largest independent oil and gas companies. Burlington Resources Inc. has properties in the United States, Canada, the United Kingdom, South America, Africa and China.

     Burlington Resources Inc.'s principal executive offices are located at 5051 Westheimer, Suite 1400, Houston, Texas 77056, telephone: (713) 624-9500.

Burlington Resources Finance Company

     Burlington Resources Finance Company is an unlimited liability company organized in February 2000 under the laws of Nova Scotia, Canada. Burlington Resources Finance Company is a direct wholly-owned subsidiary of Burlington Resources.

     Burlington Resources Finance Company's principal place of business is c/o Burlington Resources Canada Ltd., Suite 3700, 250 6th Avenue, S.W., Calgary, Alberta T2P 3H7, telephone: (403) 260-8000.

     The foregoing information about Burlington Resources Inc. and Burlington Resources Finance Company and their respective businesses is only a general summary and is not intended to be comprehensive. For additional information about Burlington Resources Inc. and Burlington Resources Finance Company and their respective businesses, you should refer to the information described under the caption "Where You Can Find More Information."

                          Summary of the Exchange Offer

     On November 16, 2001 we completed the private offering of $500,000,000 aggregate principal amount of 5.60% Notes due 2006, $500,000,000 aggregate principal amount of 6.50% Notes due 2011 and $500,000,000 aggregate principal amount of 7.40% Notes due 2031, each of Burlington Resources Finance Company and guaranteed by Burlington Resources. As part of the offering, we entered into a registration rights agreement with the initial purchasers of the outstanding notes in which we agreed, among other things, to complete the exchange offer for the outstanding notes. Below is a summary of the exchange offer.

Securities Offered........................   Up to (i) $500,000,000 aggregate
                                             principal amount of new 5.60% Notes
                                             due 2006, (ii) $500,000,000
                                             aggregate principal amount of new
                                             6.50% Notes due 2011 and (iii)
                                             $500,000,000 aggregate principal
                                             amount of new 7.40% Notes due 2031,
                                             all of which are issued by
                                             Burlington Resources Finance
                                             Company, guaranteed by Burlington
                                             Resources and have been registered
                                             under the Securities Act (the
                                             "exchange notes"). The terms of the
                                             exchange notes offered in the
                                             exchange offer are substantially
                                             identical to those of the
                                             outstanding notes, except that the
                                             special mandatory redemption,
                                             certain transfer restrictions,
                                             registration rights and liquidated
                                             damages provisions relating to the
                                             outstanding notes do not apply to
                                             the exchange notes. The issuance of
                                             exchange notes in exchange for
                                             outstanding notes pursuant to the
                                             exchange offer will not result in a
                                             repayment of the indebtedness of
                                             Burlington Resources Finance
                                             Company which is presently
                                             evidenced by the outstanding notes.

The Exchange Offer........................   Burlington Resources Finance
                                             Company is offering to exchange
                                             $1,000 principal amount of each of
                                             its 5.60% Notes due 2006, 6.50%
                                             Notes due 2011 and 7.40% Notes due
                                             2031, all of which have been
                                             registered under the Securities
                                             Act, for $1,000 principal amount of
                                             each of its outstanding 5.60% Notes
                                             due 2006, 6.50% Notes due 2011 and
                                             7.40% Notes due 2031, which were
                                             issued in a private offering on
                                             November 16, 2001. As of the date
                                             of this prospectus, there are
                                             $1,500,000,000 principal amount of
                                             outstanding notes. Burlington
                                             Resources Finance Company will
                                             issue exchange notes promptly after
                                             the expiration of the exchange
                                             offer.

Registration Rights.......................   You are entitled to exchange your
                                             outstanding notes for freely
                                             tradeable exchange notes with
                                             substantially identical terms. The
                                             exchange offer is intended to
                                             satisfy your registration rights.
                                             After the exchange offer is
                                             complete, you will no longer be
                                             entitled to any exchange or
                                             registration rights with respect to
                                             your outstanding notes.
                                             Accordingly, if you do not exchange
                                             your outstanding notes, you will
                                             not be able to reoffer, resell or
                                             otherwise dispose of your
                                             outstanding notes unless you comply
                                             with the registration and
                                             prospectus delivery requirements of
                                             the Securities Act, or there is an
                                             exemption from registration under
                                             the Se-
                                             curities Act available.

Resales...................................   Based on interpretations by the
                                             staff of the Commission, as
                                             detailed in a series of "no-action
                                             letters" issued to third parties,
                                             we believe that the exchange notes
                                             issued in the exchange offer may be
                                             offered for resale, resold or
                                             otherwise transferred by you
                                             without compliance with the
                                             registration and prospectus
                                             delivery requirements of the
                                             Securities Act, provided that:

                                             o you are acquiring the exchange
                                             notes in the ordinary course of
                                             your business;

                                             o you are not participating, do not
                                             intend to participate and have no
                                             arrangement or understanding with
                                             any person to participate in a
                                             distribution of the exchange notes;
                                             and

                                             o you are not an "affiliate" of
                                             ours. If you do not meet the above
                                             criteria you will have to comply
                                             with the registration and
                                             prospectus delivery requirements of
                                             the Securities Act in connection
                                             with any reoffer, resale or other
                                             disposition of your exchange notes.
                                             Each broker or dealer that receives
                                             exchange notes for its own account
                                             in exchange for outstanding notes
                                             that were acquired as a result of
                                             market-making or other trading
                                             activities must acknowledge that it
                                             will deliver this prospectus in
                                             connection with any sale of
                                             exchange notes. Accrued Interest on
                                             the Exchange Notes and Outstanding
                                             Notes..................

                                             The exchange notes will bear
                                             interest from the most recent date
                                             to which interest has been paid on
                                             the outstanding notes. If your
                                             outstanding notes are accepted for
                                             exchange, then you will receive
                                             interest on the exchange notes and
                                             not on the outstanding notes.

Expiration Date...........................   5:00 p.m., New York City time, on
                                             July 25, 2002, unless we extend the
                                             expiration date.

Conditions to the Exchange Offer..........   The exchange offer is subject to
                                             certain customary conditions, which
                                             may be waived by us. The exchange
                                             offer is not conditioned upon
                                             receiving any minimum principal
                                             amount of outstanding notes being
                                             tendered.

Procedures for Tendering Outstanding Notes   If you wish to tender outstanding
                                             notes for exchange notes pursuant
                                             to the exchange offer, you must
                                             transmit to Citibank, N.A.,
                                             who is the exchange agent, on or
                                             prior to the expiration date:

                                             o a properly completed and duly
                                             executed letter of transmittal,
                                             which accompanies this prospectus,
                                             together with your outstanding
                                             notes and any other required
                                             documentation, to the exchange
                                             agent at its address listed in this
                                             prospectus and on the front cover
                                             of the letter of transmittal; or

                                             o a computer-generated agent's
                                             message transmitted through the
                                             Depository Trust Company's
                                             Automated Tender Program system and
                                             received by the exchange agent and
                                             forming a part of a confirmation of
                                             book-entry transfer in which you
                                             acknowledge and agree to be bound
                                             by the terms of the letter of
                                             transmittal.

                                             See "The Exchange Offer--Procedures
                                             for Tendering Outstanding Notes."
                                             By executing the letter of
                                             transmittal, you will represent to
                                             us that you are acquiring the
                                             exchange notes in the ordinary
                                             course of your business, that you
                                             are not participating, do not
                                             intend to participate and have no
                                             arrangement or understanding with
                                             any person to participate in the
                                             distribution of exchange notes, and
                                             that you are not an "affiliate" of
                                             ours. See "The Exchange
                                             Offer--Procedures for Tendering
                                             Outstanding Notes."

Special Procedures for Beneficial Holders.   If you are the beneficial holder of
                                             outstanding notes that are
                                             registered in the name of your
                                             broker, dealer, commercial bank,
                                             trust company or other nominee, and
                                             you wish to tender in the exchange
                                             offer, you should contact the
                                             person in whose name your
                                             outstanding notes are registered
                                             promptly and instruct such person
                                             to tender on your behalf. See "The
                                             Exchange Offer--Procedures for
                                             Tendering Outstanding Notes."

Guaranteed Delivery Procedures............   If you wish to tender your
                                             outstanding notes and you cannot
                                             deliver such notes, the letter of
                                             transmittal or any other required
                                             documents to the exchange agent
                                             before the expiration date, you may
                                             tender your outstanding notes
                                             according to the guaranteed
                                             delivery procedures set forth in
                                             "The Exchange Offer--Guaranteed
                                             Delivery Procedures."

Withdrawal Rights.........................   Tenders may be withdrawn at any
                                             time before 5:00 p.m., New York
                                             City time, on the expiration date.

Acceptance of Outstanding Notes and
   Delivery of Exchange Notes.............   Subject to certain conditions, we
                                             will accept for exchange any and
                                             all outstanding notes which are
                                             properly tendered in the exchange
                                             offer before 5:00 p.m., New York
                                             City time, on the expiration date.
                                             The exchange notes will be
                                             delivered promptly after
                                             the expiration date. See "The
                                             Exchange Offer--Terms of the
                                             Exchange Offer."

Certain Income Tax Considerations.........   The exchange of outstanding notes
                                             for exchange notes generally will
                                             not be a taxable event for United
                                             States and Canadian federal income
                                             tax purposes. See "Certain Income
                                             Tax Considerations" for more
                                             information.

Use of Proceeds...........................   We will not receive any proceeds
                                             from the issuance of the exchange
                                             notes.

Exchange Agent............................   Citibank, N.A. is serving as
                                             exchange agent in connection with
                                             the exchange offer. The address,
                                             telephone number and facsimile
                                             number of the exchange agent are
                                             set forth in "The Exchange
                                             Offer--Exchange Agent."

     Please review the information in the section "The Exchange Offer" for more detailed information concerning the exchange offer.

                          Summary of the Exchange Notes

     The following summary contains basic information about the exchange notes. It does not contain all the information that may be important to you. For a more complete understanding of the exchange notes, please refer to the section of this document entitled "Description of Notes and Guarantees," particularly those subsections to which we have referred you.

Issuer...................................... Burlington Resources Finance
                                             Company.

Notes Offered............................... $500,000,000 aggregate principal amount of 5.60% Notes due 2006,
                                             $500,000,000 aggregate principal
                                             amount of 6.50% Notes due 2011, and
                                             $500,000,000 aggregate principal
                                             amount of 7.40% Notes due 2031.

Guarantee................................... The exchange notes will be fully and unconditionally guaranteed by
                                             Burlington Resources.

Ranking..................................... The exchange notes will be senior unsecured obligations of Burlington
                                             Resources Finance Company and will
                                             rank equally and ratably with all
                                             other unsecured and unsubordinated
                                             indebtedness of Burlington
                                             Resources Finance Company. The
                                             exchange notes will be guaranteed
                                             on a senior unsecured basis by
                                             Burlington Resources, which
                                             guarantee will rank equally and
                                             ratably with all other unsecured
                                             and unsubordinated indebtedness of
                                             Burlington Resources. See
                                             "Description of Notes and
                                             Guarantees-- Ranking of Notes and
                                             Guarantees."

Interest Payment Dates...................... Interest will accrue from the last date on which interest was paid on
                                             the outstanding notes and will be
                                             payable semiannually on each June 1
                                             and December 1, beginning on the
                                             first interest payment date after
                                             the issuance of the exchange notes.
                                             The payment of interest on exchange
                                             notes will constitute payment of
                                             any accrued but unpaid interest on
                                             the outstanding notes tendered for
                                             exchange.

Optional Redemption......................... Burlington Resources Finance
                                             Company may redeem all or a portion
                                             of each series of the exchange
                                             notes at any time as set forth
                                             herein. See "Description of Notes
                                             and Guarantees-- Optional
                                             Redemption."

Certain Covenants........................... The indenture contains certain restrictive covenants, including
                                             covenants with respect to
                                             limitation on liens and limitation
                                             on merger, amalgamation,
                                             consolidation and assumption. See
                                             "Description of Notes and
                                             Guarantees-- Limitation on Liens
                                             Covenant" and "--Merger,
                                             Amalgamation, Consolidation and
                                             Assumption."

Absence of a Public Market
for the Exchange Notes...................... There is no public trading market for the exchange notes and we do
                                             not intend to apply for listing of
                                             the exchange notes on any national
                                             securities exchange or for
                                             quotation of the exchange notes on
                                             any automated dealer quotation
                                             system. No assurances can be given
                                             as to the liquidity of the trading
                                             market for the exchange notes or
                                             that an active public market for
                                             the exchange notes will develop. If
                                             an active trading market for the
                                             exchange notes does not develop,
                                             the market price and liquidity of
                                             the exchange notes may be adversely
                                             affected.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the exchange offer. The exchange offer is intended to satisfy certain of our obligations under the registration rights agreement entered into for the benefit of the holders of outstanding notes in connection with the initial private offering of the outstanding notes. In consideration for issuing the exchange notes, we will receive in exchange outstanding notes of like principal amount, the terms of which are substantially identical in all material respects to the exchange notes. The issuance of exchange notes in exchange for outstanding notes will not result in a repayment of our outstanding indebtedness which is presently evidenced by the outstanding notes. The outstanding notes surrendered in exchange for exchange notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any increase or change in the amount of our indebtedness. We have agreed to pay the expenses of the exchange offer.

     The net proceeds that Burlington Resources Finance Company received from the sale of the outstanding notes on November 16, 2001 were approximately $1,487,200,000 before expenses. The proceeds were transferred indirectly to a Canadian subsidiary of Burlington Resources for the purpose of enabling such subsidiary to pay a portion of the cost of the Canadian Hunter acquisition.

                                 CAPITALIZATION

     The following table sets forth Burlington Resources' consolidated capitalization as of March 31, 2002. This table should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in this prospectus.

                                                                March 31, 2002
                                                                (In millions)
                                                                --------------

Long-Term Debt...........................................           $ 4,692
Stockholders' Equity(a)
Preferred Stock, Par Value $.01 per Share (Authorized
   75,000,000 Shares, One Share Issued)..................              --
Common Stock, Par Value $.01 per Share (Authorized
   325,000,000 Shares; Issued 241,188,688 Shares
   at December 31, 2001).................................                 2
Paid-in Capital..........................................             3,942
Retained Earnings........................................             1,352
Cost of Treasury Stock (40,034,269 Shares at March 31,              (1,624)
   2002).................................................
Deferred Compensation-- Restricted Stock.................              (15)
Accumulated Other Comprehensive Loss.....................             (161)
                                                                  ---------
    Total Stockholders' Equity...........................             3,496
                                                                   --------
    Total Capitalization.................................         $  10,916
                                                                  =========

--------------------

(a) Burlington Resources has authority to issue 75,000,000 shares of $.01 par value preferred stock, of which 3,250,000 have been designated as Series A Junior Participating Preferred Stock.

                             SELECTED FINANCIAL DATA

     The selected financial data set forth below for the periods indicated should be read in conjunction with the consolidated financial statements of Burlington Resources and the notes thereto contained in documents incorporated by reference in this prospectus.




                                                     Three Months
                                                        Ended
                                                      March 31,                   Year Ended December 31,
                                                                                ---------------------------
                                                    2002      2001      2001      2000      1999      1998      1997
                                                    ----      ----      ----      ----      ----      ----      ----
                                                                    (In millions, except per share amounts and ratios)

            Income Statement Data:
              Revenues(a)..................          $683    $1,152    $3,368    $3,188    $2,346    $2,257    $2,605
              Operating Income (Loss)......           132       611     1,085     1,191       200     (439)       605
              Net Income (Loss)............            48       336       561       675      (10)     (338)       352

              Earnings (Loss) per Common Share:
                Basic......................           .24      1.57      2.71      3.13     (.05)    (1.60)      1.69
                Diluted....................           .24      1.56      2.70      3.12     (.05)    (1.60)      1.67
              Ratio of Earnings to Fixed
                Charges(b).................          1.7x     12.5x      5.3x      5.7x       .9x        --      3.3x


                                                        As of                      As of December 31,
                                                      March 31,   ----------------------------------------------------
                                                        2002         2001       2000      1999       1998      1997
                                                     ----------   ---------   ---------  -------    -------  ---------
                                                                              (In millions, except per share amounts)
             Balance Sheet Data:
               Total Assets.................          $10,916      $10,582      $7,506   $7,165      $7,060   $7,164
               Long-term Debt...............            4,692        4,337       2,301    2,769       2,684    2,317
               Stockholders' Equity.........            3,496        3,525       3,750    3,229       3,312    3,561
               Cash Dividends Declared per Common
                Share(c)....................              .14          .55         .55      .46         .46      .39


--------------------

(a) To conform to current presentation, Burlington Resources reclassified prior periods' transportation expense related to Natural Gas Liquids ("NGLs") from NGL revenue to transportation expenses. The reclassification resulted in a change in revenues and transportation expenses previously reported but had effect on operating income.


(b) For purposes of calculating the ratio of earnings to fixed charges, earnings represent pretax income from continuing operations available for fixed charges, less equity in undistributed earnings of 20-50% owned companies, together with a portion of rent under long-term operating leases representative of an interest factor. Fixed charges represent interest expense, capitalized interest and a portion of rent under long-term operating leases representative of an interest factor.

     Total earnings available for fixed charges in 1998 were inadequate to cover total fixed charges in the amount of approximately $642 million primarily as a result of the impairment of oil and gas assets related to the adoption of Statement of Financial Accounting Standard No. 121 ($706 million pretax or $390 million after tax in 1998).


(c) Cash dividends declared per common share were calculated based upon historical cash dividends paid by Burlington Resources, The Louisiana Land and Exploration Company ("LL&E") and Poco Petroleums Ltd. ("Poco") divided by outstanding shares for years 1996 through 1999. This calculation resulted from the 1997 merger with LL&E and the 1999 merger with Poco that were accounted for as a pooling of interests. Beginning in 2000, cash dividends declared per common share were based on Burlington Resources' annual dividend rate of $.55 per common share.

                               THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

     The following is a summary of the registration rights agreement. It does not purport to be complete and it does not contain all of the information you might find useful. For further information you should read the registration rights agreement, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part. The exchange offer is intended to satisfy certain of our obligations under the registration rights agreement.

     Exchange Offer Registration Statement. Burlington Resources Finance Company issued the outstanding notes and Burlington Resources issued its guarantee of the outstanding notes on November 16, 2001. The initial purchasers have advised us that they subsequently resold the outstanding notes to "qualified institutional buyers" in reliance on Rule 144A under the Securities Act and to certain persons in offshore transactions in reliance on Regulation S under the Securities Act. As a condition to the offering of the outstanding notes, we entered into a registration rights agreement dated November 16, 2001, pursuant to which we agreed, subject to certain circumstances, for the benefit of all holders of the outstanding notes, at our own expense, to do the following, unless the exchange offer would not be permitted by applicable law or Commission policy:

          (1) to use our commercially reasonable efforts to file the registration statement of which this prospectus is a part with the Commission on or prior to 180 days after the issue date of the outstanding notes,

          (2) to use our commercially reasonable efforts to cause the registration statement to be declared effective by the Commission on or prior to 270 days after the issue date of the outstanding notes,

          (3) to use our commercially reasonable efforts to keep the registration statement effective until the closing of the exchange offer, and

          (4) to use our commercially reasonable efforts to issue, on or prior to 315 days after the issue date of the outstanding notes, exchange notes in exchange for all outstanding notes tendered prior thereto.

     Further, we agreed to keep the exchange offer open for acceptance for not less than the minimum period required under applicable Federal and state securities laws. For each outstanding note validly tendered pursuant to the exchange offer and not withdrawn, the holder of the outstanding note will receive an exchange note having a principal amount equal to that of the tendered outstanding note. Interest on each exchange note will accrue from the last date on which interest was paid on the tendered outstanding note in exchange therefor or, if no interest was paid on such outstanding note, from the issue date of the outstanding notes.

     In specific circumstances, we are obligated to use our commercially reasonable efforts to file a shelf registration statement for resales of outstanding notes and to use our commercially reasonable efforts to cause such shelf registration statement to be declared effective by the Commission.

     Transferability. Burlington Resources Finance Company issued the outstanding notes in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws. Accordingly, the outstanding notes may not be offered or sold in the United States unless registered or pursuant to an applicable exemption under the Securities Act and applicable state securities laws. Based on no-action letters issued by the staff of the Commission with respect to similar transactions with third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by holders of notes who are not our affiliates without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

          (1) any exchange notes to be received by the holder were acquired in the ordinary course of the holder's business;

          (2) at the time of the commencement of the exchange offer the holder has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes; and

          (3) the holder is not an "affiliate" of ours, as defined in Rule 405 under the Securities Act, or, if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     However, we have not sought a no-action letter with respect to the exchange offer and we cannot assure you that the staff of the Commission would make a similar determination with respect to the exchange offer. Any holder who tenders his outstanding notes in the exchange offer with any intention of participating in a distribution of exchange notes or is an affiliate of ours (1) cannot rely on the interpretation by the staff of the Commission, (2) will not be able to validly tender outstanding notes in the exchange offer and (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transactions.

     In addition, each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is acting in the capacity of an "underwriter" within the meaning of Section 2(11) of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Pursuant to the registration rights agreement, we agreed to make this prospectus available to any such broker-dealer for use in connection with any such resale.

     Shelf Registration Statement. We will, at our cost, (a) use our commercially reasonable efforts to file with the Commission a shelf registration statement covering resales of the outstanding notes prior to the later of (i) 180 days after the issue date of the outstanding notes or (ii) 90 days after the date we become obligated to file the shelf registration statement, (b) use our commercially reasonable efforts to cause the shelf registration statement to be declared effective under the Securities Act on or prior to 90 days after the date the shelf registration statement was first filed with the Commission; provided, however, that if we have not consummated the exchange offer within 315 days of the issue date of the outstanding notes, then we will use our commercially reasonable efforts to file a shelf registration statement with the Commission on or prior to the 345th day after the issue date of the outstanding notes and (c) use our commercially reasonable efforts to keep the shelf registration statement continually effective to ensure that it is available for resales of notes by the holders of transfer restricted notes for a period of two years following the effective date of such shelf registration statement (or shorter period that will terminate when all the notes covered by such shelf registration statement have been sold pursuant to such shelf registration statement or are otherwise no longer transfer restricted notes), if:

          (1) because of any changes in law, Commission rules or regulations or applicable interpretations thereof by the staff of the Commission, we are not permitted to effect the exchange offer,

          (2) any holder of outstanding notes notifies us at least 10 days prior to the closing of the exchange offer that (x) due to a change in law or policy it may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales by such holder or (y) it is broker-dealer and owns outstanding notes acquired directly from Burlington Resources Finance Company or an affiliate of Burlington Resources Finance Company, or

          (3) the holders of a majority of the exchange notes may not resell the exchange notes acquired by them in the exchange offer to the public without restriction under the Securities Act and without restriction under applicable blue sky or state securities laws.

     We will, in the event of the filing of the shelf registration statement, provide to each holder of the outstanding notes copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement for the outstanding notes has become effective and take certain other action as is required to permit unrestricted resales of the outstanding notes. A holder of outstanding notes who sells such outstanding notes pursuant to the shelf registration statement generally will (1) be required to be named as a selling security holder in the related prospectus, (2) be required to deliver the prospectus to purchasers, (3) be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and (4) be bound by the provisions of the registration rights agreement which are applicable to the holder (including certain indemnification obligations). In addition, each holder of the outstanding notes will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement as set forth in the registration rights agreement in order to have their outstanding notes included in the shelf registration statement and to benefit from the provisions regarding liquidated damages.

     Liquidated Damages. Burlington Resources Finance Company will pay liquidated damages in respect of the outstanding notes (for each outstanding note which has not been exchanged in the exchange offer) as described below if:

          (1) we fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing,

          (2) any of such registration statements is not declared effective by the Commission on or prior to the date specified for such effectiveness,

          (3) we fail to consummate the exchange offer within 30 business days of the effectiveness date with respect to the exchange offer registration statement, or

          (4) the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable in connection with the exchange offer or resales of outstanding notes, as the case may be, during the periods specified in the registration rights agreement, subject to certain exceptions.

     Each such event referred to in clauses (1) through (4) above is a registration default. Burlington Resources Finance Company will pay liquidated damages to each holder of outstanding notes with respect to the first 90-day period (or portion thereof) while a registration default is continuing immediately following the occurrence of such registration default in an amount equal to 0.25% per annum of the principal amount of the outstanding notes. The amount of liquidated damages will increase by an additional 0.25% per annum of the principal amount of the outstanding notes from the 91st day following a registration default until all registration defaults have been cured, up to a maximum amount of 0.50% per annum of the principal amount of the outstanding notes. Following the cure of a particular registration default, the accrual of liquidated damages with respect to such registration default will cease.

Terms of the Exchange Offer

     Upon satisfaction or waiver of all the conditions of the exchange offer, we will accept any and all outstanding notes properly tendered and not withdrawn prior to the expiration date and will issue the exchange notes promptly after acceptance of the outstanding notes. See "--Conditions to the Exchange Offer" and "Procedures for Tendering Outstanding Notes." We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. As of the date of this prospectus, $500,000,000 aggregate principal amount of the 5.60% notes due 2006, $500,000,000 aggregate principal amount of 6.50% notes due 2011 and $500,000,000 aggregate principal amount of 7.40% notes due 2031 are outstanding. Holders may tender some or all of their outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1,000.

     The exchange notes are substantially identical to the outstanding notes except that the exchange notes will not contain certain transfer restrictions, registration rights and liquidated damages provisions. The issuance of exchange notes in exchange for outstanding notes pursuant to the exchange offer will not result in a repayment of the indebtedness of Burlington Resources Finance Company which is presently evidenced by the outstanding notes. The exchange notes will evidence the same debt as the outstanding notes and will be issued pursuant to, and entitled to the benefits of, the indenture pursuant to which the outstanding notes were issued and will be deemed one issue of notes, together with any outstanding notes which remain outstanding after the exchange offer.

     This prospectus, together with the letter of transmittal, is being sent to all registered holders and to others believed to have beneficial interests in the outstanding notes. Holders of outstanding notes do not have any appraisal or dissenters' rights under the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

     For purposes of the exchange offer, we will be deemed to have accepted validly tendered outstanding notes when, and as if, we have given oral or written notice thereof to the exchange agent. The exchange agent will act as our agent for the purpose of distributing the exchange notes from us to the tendering holders. If we do not accept any tendered outstanding notes because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, we will return the unaccepted outstanding notes, without expense, to the tendering holder thereof as promptly as practicable after the expiration date.

     Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, except as set forth below under "--Transfer Taxes," transfer taxes with respect to the exchange of outstanding notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See "--Fees and Expenses."

Expiration Date; Extensions; Amendments

     The term "expiration date" shall mean 5:00 p.m., New York City time, on July 25, 2002, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended. In order to extend the exchange offer, we will notify the exchange agent by oral or written notice and each registered holder by means of press release or other public announcement of any extension, in each case, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. We reserve the right, in our sole discretion, (1) to delay accepting any outstanding notes, (2) to extend the exchange offer, (3) to terminate the exchange offer if the conditions set forth below under "--Conditions to the Exchange Offer" shall not have been satisfied, or (4) to amend the terms of the exchange offer in any manner. We will notify the exchange agent of any delay, extension, termination or amendment by oral or written notice. We will additionally notify each registered holder of any amendment by means of press release or other public announcement. We will give to the exchange agent written confirmation of any oral notice.

Exchange Date

     As soon as practicable after the close of the exchange offer we will accept for exchange all outstanding notes properly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on the expiration date in accordance with the terms of this prospectus and the letters of transmittal.

Conditions to the Exchange Offer

     Notwithstanding any other provisions of the exchange offer, and subject to our obligations under the registration rights agreement, we (i) shall not be required to accept any outstanding notes for exchange, (ii) shall not be required to issue exchange notes in exchange for any outstanding notes and (iii) may terminate or amend the exchange offer unless, at any time before the acceptance of such exchange notes for exchange:

          (1) the exchange offer or the making of any exchange by a holder, does not violate applicable law or any applicable interpretation of the staff of the Commission,

          (2) the due tendering of outstanding notes is in accordance with the exchange offer,

          (3) each holder of outstanding notes exchanged in the exchange offer shall have represented that all exchange notes to be received by it shall be acquired in the ordinary course of its business and that at the time of the consummation of the exchange offer it shall have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes and shall have made such other representations as may be reasonably necessary under applicable Commission rules, regulations or interpretations to render the use of Form S-4 or other appropriate form under the Securities Act available, and

          (4) no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in Burlington Resources Finance Company's judgment, would reasonably be expected to impair the ability of us to proceed with the exchange offer.

     The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our sole discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, we will not accept for exchange any outstanding notes tendered, and no exchange notes will be issued in exchange for any such outstanding notes if at such time any stop order shall be threatened by the Commission or be in effect with respect to the registration statement of which this prospectus is a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

     The exchange offer is not conditioned on any minimum aggregate principal amount of outstanding notes being tendered for exchange.

Consequences of Failure to Exchange

     Any outstanding notes not tendered pursuant to the exchange offer will remain outstanding and continue to accrue interest. The outstanding notes will remain "restricted securities" within the meaning of the Securities Act. Accordingly, prior to the date that is two years after the later of the issue date of the outstanding notes and the last date on which we or any of our affiliates was the owner of the outstanding notes, the outstanding notes may be resold only (1) to us, (2) to a person who the seller reasonably believes is a "qualified institutional buyer" purchasing for its own account or for the account of another "qualified institutional buyer" in compliance with the resale limitations of Rule 144A, (3) to an "institutional accredited investor" that, prior to the transfer, furnishes to the trustee a written certification containing certain representations and agreements relating to the restrictions on transfer of the notes (the form of this letter can be obtained from the trustee), (4) pursuant to the limitations on resale provided by Rule 144 under the Securities Act, (5) pursuant to the resale provisions of Rule 904 of Regulation S under the Securities Act, (6) pursuant to an effective registration statement under the Securities Act, or (7) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to compliance with applicable state securities laws. As a result, the liquidity of the market for non-tendered outstanding notes could be adversely affected upon completion of the exchange offer. The foregoing restrictions on resale will no longer apply after the second anniversary of the issue date of the outstanding notes or the purchase of the outstanding notes from us or our affiliate.

Fees and Expenses

     We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by our officers and employees.

     Expenses incurred in connection with the exchange offer will be paid by us. Such expenses include, among others, the fees and expenses of the trustee and the exchange agent, accounting and legal fees, printing costs and other miscellaneous fees and expenses.

Accounting Treatment

     We will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expenses of the exchange offer as additional interest expense over the term of the exchange notes.

Procedures for Tendering Outstanding Notes

     The tender of outstanding notes pursuant to any of the procedures set forth in this prospectus and in the letter of transmittal will constitute a binding agreement between the tendering holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. The tender of outstanding notes will constitute an agreement to deliver good and marketable title to all tendered outstanding notes prior to the expiration date free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.

     Except as provided in "--Guaranteed Delivery Procedures," unless the outstanding notes being tendered are deposited by you with the exchange agent prior to the expiration date and are accompanied by a properly completed and duly executed letter of transmittal, we may, at our option, reject the tender. Issuance of exchange notes will be made only against deposit of tendered outstanding notes and delivery of all other required documents. Notwithstanding the foregoing, DTC participants tendering through its Automated Tender Offer Program ("ATOP") will be deemed to have made valid delivery where the exchange agent receives an agent's message prior to the expiration date.

     Accordingly, to properly tender outstanding notes, the following procedures must be followed:

     Notes held through a Custodian. Each beneficial owner holding outstanding notes through a DTC participant must instruct the DTC participant to cause its outstanding notes to be tendered in accordance with the procedures set forth in this prospectus.

     Notes held through DTC. Pursuant to an authorization given by DTC to the DTC participants, each DTC participant holding outstanding notes through DTC must (1) electronically transmit its acceptance through ATOP, and DTC will then edit and verify the acceptance, execute a book-entry delivery to the exchange agent's account at DTC and send an agent's message to the exchange agent for its acceptance, or (2) comply with the guaranteed delivery procedures set forth below and in a notice of guaranteed delivery. See "--Guaranteed Delivery Procedures--Notes held through DTC."

     The exchange agent will (promptly after the date of this prospectus) establish accounts at DTC for purposes of the exchange offer with respect to outstanding notes held through DTC. Any financial institution that is a DTC participant may make book-entry delivery of interests in outstanding notes into the exchange agent's account through ATOP. However, although delivery of interests in the outstanding notes may be effected through book-entry transfer into the exchange agent's account through ATOP, an agent's message in connection with such book-entry transfer, and any other required documents, must be, in any case, transmitted to and received by the exchange agent at its address set forth under "--Exchange Agent," or the guaranteed delivery procedures set forth below must be complied with, in each case, prior to the expiration date. Delivery of documents to DTC does not constitute delivery to the exchange agent. The confirmation of a book-entry transfer into the exchange agent's account at DTC as described above is referred to herein as a "Book-Entry Confirmation."

     The term "agent's message" means a message transmitted by DTC to, and received by, the exchange agent and forming a part of the book-entry confirmation, which states that DTC has received an express acknowledgment from each DTC participant tendering through ATOP that such DTC participants have received a letter of transmittal and agree to be bound by the terms of the letter of transmittal and that we may enforce such agreement against such DTC participants.

     Cede & Co., as the holder of the global note, will tender a portion of each global note equal to the aggregate principal amount due at the stated maturity for which instructions to tender are given by DTC participants.

     By tendering, each holder and each DTC participant will represent to us that, among other things, (1) it is not our affiliate, (2) it is not a broker-dealer tendering outstanding notes acquired directly from us for its own account, (3) it is acquiring the exchange notes in its ordinary course of business and (4) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

     In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to ad-mit that it is an "underwriter" within the meaning of Section 2(11) of the Securities Act. See "Plan of Distribution."

     We will not accept any alternative, conditional, irregular or contingent tenders (unless waived by us). By executing a letter of transmittal or transmitting an acceptance through ATOP, as the case may be, each tendering holder waives any right to receive any notice of the acceptance for purchase of its outstanding notes.

     We will resolve all questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered outstanding notes, and such determination will be final and binding. We reserve the absolute right to reject any or all tenders that are not in proper form or the acceptance of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any condition to the exchange offer and any irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding. Unless waived, any irregularities in connection with tenders must be cured within such time as we shall determine. We, along with the exchange agent, shall be under no duty to give notification of defects in such tenders and shall not incur liabilities for failure to give such notification. Tenders of outstanding notes will not be deemed to have been made until such irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

     LETTERS OF TRANSMITTAL AND OUTSTANDING NOTES MUST BE SENT ONLY TO THE EXCHANGE AGENT. DO NOT SEND LETTERS OF TRANSMITTAL OR OUTSTANDING NOTES TO US OR DTC.

     The method of delivery of outstanding notes, letters of transmittal, any required signature guaranties and all other required documents, including delivery through DTC and any acceptance through ATOP, is at the election and risk of the persons tendering and delivering acceptances or letters of transmittal and, except as otherwise provided in the applicable letter of transmittal, delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, it is suggested that the holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the expiration date to permit delivery to the exchange agent prior to the expiration date.

Guaranteed Delivery Procedures

     Notes held through DTC. DTC participants holding outstanding notes through DTC who wish to cause their outstanding notes to be tendered, but who cannot transmit their acceptances through ATOP prior to the expiration date, may cause a tender to be effected if:

          (1) guaranteed delivery is made by or through a firm or other entity identified in Rule 17Ad-15 under the Exchange Act, including:

          o    a bank;

          o a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;

          o    a credit union;

          o a national securities exchange, registered securities association or clearing agency; or

          o a savings institution that is a participant in a Securities Transfer Association recognized program;

          (2) prior to the expiration date, the exchange agent receives from any of the above institutions a properly completed and duly executed notice of guaranteed delivery (by mail, hand delivery, facsimile transmission or overnight courier) substantially in the form provided with this prospectus; and

          (3) book-entry confirmation and an agent's message in connection therewith are received by the exchange agent within three Business Days after the expiration date.

     Notes held by Holders. Holders who wish to tender their outstanding notes but (1) whose outstanding notes are not immediately available and will not be available for tendering prior to the expiration date, or (2) who cannot deliver their outstanding notes, the letter of transmittal, or any other required documents to the exchange agent prior to the expiration date, may effect a tender if:

     o    the tender is made by or through any of the above-listed institutions;

     o prior to the expiration date, the exchange agent receives from any above-listed institution a properly completed and duly executed notice of guaranteed delivery, whether by mail, hand delivery, facsimile transmission or overnight courier, substantially in the form provided with this prospectus; and

     o a properly completed and executed letter of transmittal, as well as the certificate(s) representing all tendered outstanding notes in proper form for transfer, and all other documents required by the letter of transmittal, are received by the exchange agent within three Business Days after the expiration date.

Withdrawal Rights

     You may withdraw tenders of outstanding notes, or any portion of your outstanding notes, in integral multiples of $1,000 principal amount due at the stated maturity, at any time prior to 5:00 p.m., New York City time, on the expiration date. Any outstanding notes properly withdrawn will be deemed to be not validly tendered for purposes of the exchange offer.

     Notes held through DTC. DTC participants holding outstanding notes who have transmitted their acceptances through ATOP may, prior to 5:00 p.m., New York City time, on the expiration date, withdraw the instruction given thereby by delivering to the exchange agent, at its address set forth under "--Exchange Agent," a written, telegraphic or facsimile notice of withdrawal of such instruction. Such notice of withdrawal must contain the name and number of the DTC participant, the principal amount due at the stated maturity of outstanding notes to which such withdrawal relates and the signature of the DTC participant. Receipt of such written notice of withdrawal by the exchange agent effectuates a withdrawal.

     Notes held by Holders. Holders may withdraw their tender of outstanding notes, prior to 5:00 p.m., New York City time, on the expiration date, by delivering to the exchange agent, at its address set forth under "--Exchange Agent," a written, telegraphic or facsimile notice of withdrawal. Any such notice of withdrawal must (1) specify the name of the person who tendered the outstanding notes to be withdrawn, (2) contain a description of the outstanding notes to be withdrawn and identify the certificate number or numbers shown on the particular certificates evidencing such outstanding notes and the aggregate principal amount due at the stated maturity represented by such outstanding notes and (3) be signed by the holder of such outstanding notes in the same manner as the original signature on the letter of transmittal by which such outstanding notes were tendered (including any required signature guaranties), or be accompanied by (x) documents of transfer in a form acceptable to us, in our sole discretion, and (y) a properly completed irrevocable proxy that authorized such person to effect such revocation on behalf of such holder. If the outstanding notes to be withdrawn have been delivered or otherwise identified to the exchange agent, a signed notice of withdrawal is effective immediately upon written, telegraphic or facsimile notice of withdrawal even if physical release is not yet effected.

     All signatures on a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program; provided, however, that signatures on the notice of withdrawal need not be guaranteed if the outstanding notes being withdrawn are held for the account of any of the institutions listed above under "--Guaranteed Delivery Procedures."

     A withdrawal of an instruction or a withdrawal of a tender must be executed by a DTC participant or a holder of outstanding notes, as the case may be, in the same manner as the person's name appears on its transmission through ATOP or letter of transmittal, as the case may be, to which such withdrawal relates. If a notice of withdrawal is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the notice of withdrawal. A DTC participant or a holder may withdraw an instruction or a tender, as the case may be, only if such withdrawal complies with the provisions of this prospectus.

     A withdrawal of a tender of outstanding notes by a DTC participant or a holder, as the case may be, may be rescinded only by a new transmission of an acceptance through ATOP or execution and delivery of a new letter of transmittal, as the case may be, in accordance with the procedures described herein.

Exchange Agent

     Citibank N.A. has been appointed as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

                        By Registered or Certified Mail:
                                 Citibank, N.A.,
                                as Exchange Agent
                           111 Wall Street, 15th Floor
                               New York, NY 10005
                       Attention: Agency & Trust Services

                            By Hand before 4:30 p.m.:
                                 Citibank, N.A.,
                                as Exchange Agent
                           111 Wall Street, 15th Floor
                               New York, NY 10005
                       Attention: Agency & Trust Services

                By Hand after 4:30 p.m. or by Overnight Courier:
                                 Citibank, N.A.
                                as Exchange Agent
                           111 Wall Street, 15th Floor
                               New York, NY 10005
                       Attention: Agency & Trust Services

                            Facsimile: (212) 825-3483
                            Telephone: (800) 422-2066
                           Attention: Customer Service

     The exchange agent also acts as trustee under the Indenture.

Transfer Taxes

     Holders of outstanding notes who tender their outstanding notes for exchange notes will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

                       DESCRIPTION OF NOTES AND GUARANTEES

     Burlington Resources Finance Company issued the outstanding notes and will issue the exchange notes under the indenture dated February 12, 2001, between Burlington Resources Finance Company, as issuer, and Citibank, N.A., as trustee. Burlington Resources guaranteed the outstanding notes and will guarantee the exchange notes under a guarantee agreement dated February 12, 2001, between Burlington Resources, as guarantor, and Citibank, N.A., as trustee. Each series of notes will be issued in the form of one or more global notes registered in the name of The Depository Trust Company or its nominee, as described under "-- Form, Denomination and Registration." The following description is a summary of the material provisions of the outstanding notes, the indenture and the guarantee agreement. The terms of the exchange notes and guarantees are substantially identical in all material respects to the outstanding notes and guarantees, except that the exchange notes and guarantees will have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not contain certain provisions providing for liquidated damages under certain circumstances described in the registration rights agreement, the provisions of which will terminate upon the consummation of the exchange offer. These descriptions do not restate the indenture or the guarantee agreement in their entirety. Burlington Resources and Burlington Resources Finance Company urge you to read the indenture and the guarantee agreement because they, and not this description, define your rights as holders of the notes. Burlington Resources and Burlington Resources Finance Company previously filed a copy of the indenture and the guarantee agreement as exhibits to the registration statement on Form S-3 (Registration No. 333-61600). Unless otherwise stated, all references to "issuer" mean Burlington Resources Finance Company and all references to "guarantor" mean Burlington Resources and the term "notes" refers to both the outstanding notes and the exchange notes.

     With certain exceptions and pursuant to certain requirements set forth in the indenture, Burlington Resources Finance Company may discharge its obligations under the indenture with respect to the notes as described under "-- Defeasance."

Principal, Maturity and Interest

     The notes are senior unsecured obligations of Burlington Resources Finance Company. Burlington Resources has irrevocably and unconditionally guaranteed the notes as to principal, premium, if any, interest and additional amounts, if any.

     The 2006 notes will mature on December 1, 2006, the 2011 notes will mature on December 1, 2011, and the 2031 notes will mature on December 1, 2031. Interest on the 2006 notes accrues at the rate of 5.60% per year, interest on the 2011 notes accrues at the rate of 6.50% per year and interest on the 2031 notes accrues at the rate of 7.40% per year and, in each case, will be payable semi-annually in arrears on June 1 and December 1 of each year, commencing on the first interest payment date after the issuance of the exchange notes. Burlington Resources Finance Company will make each interest payment to the person in whose name the notes are registered at the close of business on the immediately preceding May 15 or November 15, as the case may be, whether or not that date is a Business Day.

     Interest on the notes accrues from the most recent date to which interest has been paid and is computed on the basis of a 360-day year comprised of twelve 30-day months.

     If any interest payment date, maturity date or redemption date falls on a day that is not a Business Day, the payment will be made on the next Business Day and, unless Burlington Resources Finance Company defaults on the payment, no interest will accrue for the period from and after the interest payment date, maturity date or redemption date.

     Burlington Resources Finance Company and Burlington Resources may in the future, without the consent of the holders, increase the principal amount of each series of notes on the same terms and conditions and with the same CUSIP numbers as the notes being offered hereby. Any such additional notes will vote together with all other notes of such series for purposes of amendments, waivers and all other matters with respect to such series.

Special Mandatory Redemption

     The outstanding notes contain a provision that required Burlington Resources Finance Company to transfer the proceeds from the offering, directly or indirectly, to a Canadian subsidiary of Burlington Resources for the purpose of enabling such subsidiary to pay a portion of the cost of the Canadian Hunter acquisition or redeem the outstanding notes.

     Since Burlington Resource Finance Company complied with its obligation to transfer the proceeds from the offering of the outstanding notes, directly or indirectly, to a Canadian subsidiary of Burlington Resources for the purpose of enabling such subsidiary to pay a portion of the cost of the Canadian Hunter acquisition, this special mandatory redemption provision no longer has any effect and Burlington Resources Finance Company will not be required to redeem the notes pursuant to this provision.

Optional Redemption

     Burlington Resources Finance Company may redeem all or a portion of each series of the notes at any time as set forth below. Burlington Resources Finance Company will mail notice to registered holders of the notes of such series of its intent to redeem not less than 30 nor more than 60 days prior to the redemption date. Burlington Resources Finance Company may redeem the notes at a redemption price applicable to each series of notes equal to the greater of:

     o 100% of the principal amount of such series plus accrued interest to the redemption date; or

     o the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of the interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points in the case of the 2006 notes, the 2011 notes or the 2031 notes, as the case may be, plus in each case accrued interest on the principal amount of such series being redeemed to the redemption date.

     "Treasury Rate" means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

     "Business Day" means any day that is not a Saturday, Sunday or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term ("Remaining Life") of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the applicable series of notes.

     "Comparable Treasury Price" means, with respect to any redemption date, (A) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

     "Independent Investment Banker" means Merrill Lynch, Pierce, Fenner & Smith Incorporated or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee.

     "Reference Treasury Dealer" means (i) each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated and two other primary U.S. Government securities dealers in New York City (each, a "Primary Treasury Dealer") and their respective successors, provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, we will substitute therefor another Primary Treasury Dealer and (ii) any other Primary Treasury Dealer selected by us.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

Ranking of Notes and Guarantees

     The notes issued by Burlington Resources Finance Company are:

     o senior unsecured obligations of Burlington Resources Finance Company and rank equally and ratably with all other unsecured and unsubordinated indebtedness of Burlington Resources Finance Company; and

     o guaranteed on a senior unsecured basis by Burlington Resources, which guarantee ranks equally and ratably with all other unsecured and unsubordinated indebtedness of Burlington Resources.

     Dividend and other distributions to the issuer from any subsidiary of the issuer may be subject to certain statutory, contractual and other restrictions (including, without limitation, exchange controls that may be applicable to foreign subsidiaries). At the present time the issuer has no subsidiaries. The rights of the issuer's creditors to participate in the assets of any subsidiary upon that subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that the issuer may itself be a creditor with recognized claims against the subsidiary. The claims of holders under the guarantee by Burlington Resources will be effectively subordinated to the claims of creditors of Burlington Resources' subsidiaries other than Burlington Resources Finance Company. The indenture does not restrict the amount of indebtedness that Burlington Resources, Burlington Resources Finance Company or Burlington Resources' other subsidiaries may incur.

Guarantees

     Burlington Resources has fully and unconditionally guaranteed to each holder of notes issued by Burlington Resources Finance Company and authenticated and delivered by the trustee the due and punctual payment of the principal of, and any premium and interest on, the notes, when and as it becomes due and payable, whether at maturity, upon acceleration, by call for redemption, repayment or otherwise in accordance with the terms of the notes and of the indenture.

     Burlington Resources has:

     o agreed that, if an event of default occurs under the notes, its obligations under the guarantees will be absolute and unconditional and will be enforceable irrespective of any invalidity, irregularity or unenforceability of any series of notes or the indenture or any supplement thereto,

     o waived its right to require the trustee or the holders to pursue or exhaust their legal or equitable remedies against Burlington Resources Finance Company before exercising their rights under the guarantees, and

     o agreed to be subject to the restrictions set forth below under "Limitation on Liens Covenant" and "Merger, Amalgamation, Consolidation and Assumption" as if Burlington Resources was the "issuer."

Limitation on Liens Covenant

     Important Definitions. The following definitions will help in understanding the meaning of certain words and phrases used in the indenture covenants and discussed in the summary:

     The term "capital stock", as applied to the stock of any Person, means the capital stock of every class, whether authorized now or after the date of the indenture, regardless of whether the capital stock is limited to a fixed sum or percentage with respect to rights of the holders of the capital stock to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of such Person.

     The term "consolidated net tangible assets" means the aggregate amount of assets of Burlington Resources and its subsidiaries (less applicable reserves and other properly deductible items) after deducting from the aggregate amount:

     o all current liabilities (excluding any which are by their terms extendible or renewable at the option of the obligor of the liability to a time more than 12 months after the time the amount of such liability is being computed), and

     o all goodwill, trade names, trademarks, patents, organization expenses and other like intangibles of Burlington Resources and its subsidiaries, all as set forth on the most recent balance sheet of Burlington Resources and its subsidiaries and computed in accordance with generally accepted accounting principles.

     The term "debt" means indebtedness for money borrowed.

     The term "lien" means any mortgage, pledge or lien.

     The term "principal property" means any oil, gas or mineral producing property, or any refining, processing, smelting or manufacturing facility, of the issuer or any restricted subsidiary located in the United States of America. The following are not included in the term "principal property":

     o    property employed in transportation, distribution or marketing,

     o    information and electronic data processing equipment,

     o any refinery, preparation plant, concentrator, smelter, mill or handling, processing or manufacturing facility in which the interests held by the issuer, or by one or more restricted subsidiaries or both and by others and the aggregate interest held by the issuer and all of its restricted subsidiaries does not equal or exceed 50%,

     o any property which in the opinion of the board of directors of the issuer is not materially important to the total business conducted by the issuer and its subsidiaries as an entirety, or

     o any property or a portion of a particular property which in the opinion of the board of directors of the issuer is not materially important to the use or operation of such property.

     The term "restricted subsidiary" means a subsidiary of the issuer:

     o substantially all the property of which is located, or substantially all the business of which is carried on, within the United States of America,

     o    which owns a principal property and

     o which has stockholders' equity exceeding 2% of consolidated net tangible assets of Burlington Resources.

     The term "stockholders' equity" means, with respect to any Person, stockholders' equity as computed in accordance with generally accepted accounting principles.

     The term "subsidiary" means a corporation in which a person and one or more of its subsidiaries own more than 50% of the outstanding voting stock, either directly or indirectly through intermediary subsidiaries.

     Limitation on Liens. The indenture provides that, so long as any notes issued under the indenture are outstanding, the issuer will not, and will not allow any of its restricted subsidiaries to, incur, issue, assume or guarantee any debt secured after the date of the indenture by lien on any principal property of the issuer or any restricted subsidiary or any shares of capital stock of or debt of any restricted subsidiary, unless the issuer provides that the notes subject to the indenture and, if the issuer chooses, any other debt securities of the issuer or any restricted subsidiary which is not subordinated to such notes, are also secured equally and ratably with such secured debt.

     This restriction will not apply if, after giving effect to all such secured debt, the aggregate amount of such secured debt of the issuer and the restricted subsidiaries would not exceed 10% of consolidated net tangible assets.

     In addition, this restriction will not apply to the following and the following will be excluded from constituting secured debt in any computation under the immediately preceding paragraph, debt secured by:

          (1) liens on property or any interest in any property, construction on property or improvement to property to secure all or any part of the costs incurred after the date of the indenture for surveying, exploration, drilling, mining or other extraction, development, construction, alteration, repair or improvement of, in, under or on such property or to secure debt incurred to provide funds for any such purpose (it being understood that, in the case of oil, gas or mineral properties, or interests in such properties, costs incurred after the date of the indenture for development shall include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or which relate to such properties or interests, which facilities may include, without limitation:

     o any drilling equipment, production equipment and platforms or mining equipment, pipelines, pumping stations or other pipeline facilities;

     o    terminals or warehouses or storage facilities;

     o    bulk plants;

     o production, separation, dehydration, extraction, treating and processing facilities;

     o gasification or gas liquefying facilities, flares, stacks or burning towers;

     o    flotation mills, crushers and ore handling facilities;

     o tank cars, tankers, barges, ships, trucks, automobiles, airplanes or other marine, automotive, aeronautical or other similar moveable facilities or equipment;

     o    computer systems and associated programs or office equipment;

     o    roads, airports and docks (including drydocks);

     o    reservoirs or waste disposal facilities;

     o    sewers, generating plants or electric lines;

     o telephone and telegraph lines, radio and other communications facilities;

     o townsites, housing facilities, recreation halls, stores and other related facilities; and

     o similar facilities and equipment of or associated with any of the above, whether or not in whole or in part located or from time to time located at or on such properties, projects, ventures or the situs of such other arrangements);

          (2) liens or the creation of encumbrances on an oil and/or gas or mineral producing property to secure obligations incurred or guarantees of obligations incurred in connection with or necessarily incidental to commitments of purchase or sale of, or the transportation or distribution of, the products derived from such property;

          (3) liens on:

     o drilling equipment, production equipment and platforms or mining equipment, pipelines, pumping stations or other pipeline facilities;

     o    terminals or warehouses or storage facilities;

     o    bulk plants;

     o production, separation, dehydration, extraction, treating and processing facilities;

     o gasification or gas liquefying facilities, flares, stacks or burning towers;

     o    flotation mills, crushers and ore handling facilities;

     o tank cars, tankers, barges, ships, trucks, automobiles, airplanes or other marine, automotive, aeronautical or other similar moveable facilities or equipment;

     o    computer systems and associated programs or office equipment;

     o    roads, airports and docks (including drydocks);

     o    reservoirs or waste disposal facilities;

     o    sewers, generating plants or electric lines;

     o telephone and telegraph lines, radio and other communications facilities;

     o townsites, housing facilities, recreation halls, stores and other related facilities;

     o real and personal property used primarily for purposes other than those of principal properties; and

     o similar facilities and equipment of or associated with any of the above, whether or not in whole or in part located or from time to time located at or on such properties, projects, ventures or the situs of such other arrangements;

          (4) liens on property existing at the time of acquisition of such property or mortgages to secure the payment of all or any part of the purchase price of such property or to secure any debt, incurred prior to, at the time of or within 24 months after the acquisition of such property for the purpose of financing all or any part of the purchase price of such property;

          (5) liens:

     o in favor of the United States of America, any State or municipality of the United States of America, or any other country or any political subdivision, department, agency or instrumentality of any of them to secure moneys borrowed from or by such authorities, whether or not such moneys are borrowed or the repayment of such moneys is guaranteed by the issuer or by any restricted subsidiary, including, without limitation, liens to secure debt issued, assumed or guaranteed in pollution control or industrial revenue bond financings, or

     o to secure the performance of any covenant or obligation to or in favor of or entered into at the request of such authorities where such security is required pursuant to any contract, order, direction, regulation or statute;

          (6) liens in existence prior to the date of the indenture;

          (7) liens by any restricted subsidiary pursuant to the terms of any trust deed or similar document entered into by such restricted subsidiary, or by a predecessor of such restricted subsidiary, prior to the date when it became a subsidiary;

          (8) liens existing on any of the properties of, or on any shares of capital stock or debt of, a corporation (including, but not limited to, a restricted subsidiary) at the time when such corporation becomes a subsidiary or is consolidated with or merged into the issuer or a subsidiary or liens existing upon property, capital stock or debt at the time of acquisition of such;

          (9) liens which secure only indebtedness owing by a subsidiary to the issuer or by a subsidiary or by the issuer to a subsidiary;

          (10) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any lien referred to in the foregoing clauses (1) to (9) inclusive, so long as such extension, renewal or replacement of such lien is limited to all or any part of the same property, shares of capital stock or debt that secured the lien extended, renewed or replaced (plus improvements on such property);

          (11) pledges or deposits under workmen's compensation, unemployment insurance or similar statutes, mechanics', workmen's, repairmen's, materialmen's, carriers' or other similar liens arising in the ordinary course of business or deposits or pledges to obtain the release of any such liens;

          (12) liens:

     o created by or resulting from any litigation or other proceedings, including liens arising out of judgments or awards against the issuer or any restricted subsidiary, with respect to which the issuer or such restricted subsidiary is in good faith prosecuting an appeal or proceeding for review, or

     o incurred by the issuer or any restricted subsidiary for the purpose of obtaining a stay or discharge in the course of any legal proceeding to which the issuer or such restricted subsidiary is a party;

          (13) liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings, landlord's liens on property held under lease, and other liens of a nature similar to those described above in this clause (13) which do not, in the opinion of the issuer or such restricted subsidiary, materially impair the use of such property in the operation of the business of the issuer or such restricted subsidiary or the value of such property for the purpose of such business;

          (14) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of the issuer or any restricted subsidiary; and

          (15) liens secured by pipeline assets of El Paso Natural Gas Company.

     Under the indenture, the following types of transactions, among others, will not be deemed to create debt secured by a lien: the sale (including any forward sale) or other transfer of

     o oil, gas, gold or other minerals, whether in place or when produced, for a period of time until, or in an amount such that, the purchaser will realize from such oil, gas, gold or other minerals a specified amount of money (however determined) or a specified amount of such minerals, or

     o any other interest in property of the character commonly referred to as a "production payment," "ore payment," "royalty interest," "overriding royalty interest," or "mineral payment," or farmouts, the creation of working interest, joint operating or unitization agreements, or other similar transactions.

Merger, Amalgamation, Consolidation and Assumption

     The issuer may, without the consent of any holders of notes, consolidate or amalgamate with or merge into, or convey, transfer or lease its assets substantially as an entirety to, any other corporation, partnership, limited liability company, unlimited liability company or trust, provided that:

     o the person formed by such consolidation or amalgamation or into which the issuer is merged or which acquires the assets of the issuer expressly assumes its obligations on the notes and under the indenture; and

     o    other conditions described in the indenture are met.

     The issuer may also, at any time, without complying with the above conditions, convey, transfer or lease its assets substantially as an entirety to any of its wholly owned subsidiaries.

     Additionally, the issuer may assign all of its obligations under the notes and the indenture to Burlington Resources or any of its subsidiaries, provided that the person to which such obligations are assigned expressly assumes the issuer's obligations under the notes and the indenture and other conditions described in the indenture are met.

     Upon compliance with these provisions, the issuer will be relieved of its obligations under the indenture and the notes.

Events of Default; Rights on Default

     The indenture defines an event of default with respect to notes of any series as any of the following events:

     o    the issuer fails to pay interest for 30 days after it is due;

     o    the issuer fails to pay principal when due;

     o the issuer or the guarantor defaults for 90 days after appropriate notice in the performance of any other covenant in the notes, the indenture or the guarantee agreement, as applicable;

     o the issuer or the guarantor has an event of bankruptcy, insolvency or reorganization; or

     o the guarantee ceases to be in full force and effect (other than in accordance with the terms of the guarantee agreement) or the guarantor denies or disaffirms its obligations under the guarantee.

     If an event of default occurs with respect to a particular series (but not all series) of notes as a result of a failure to make a principal or interest payment or because of a failure to perform another covenant, the principal amount of all notes of that particular series and accrued interest may be declared due and payable immediately by either:

     o    the trustee; or

     o    the holders of at least 25% in principal amount of that series.

     If an event of default occurs with respect to all series of notes as a result of a failure to perform a covenant or because of bankruptcy, insolvency or reorganization, the principal amount of all notes and accrued interest may be declared due and payable immediately by either:

     o    the trustee; or

     o the holders of at least 25% in principal amount of all notes under the indenture.

     The holders of a majority in principal amount of the notes of any series affected, with each series voting as a separate class, have the power to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the direction must not conflict with any rule of law or the indenture. Before proceeding to exercise any right or power under the indenture at the direction of the holders, the trustee will be entitled to receive from the holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with their direction.

     Each of the issuer and the guarantor must furnish the trustee annually with a statement that, to the best knowledge of the officers signing the statement, it is not in default in the performance of the terms of the indenture or, if the officers signing the statement know that Burlington Resources Finance Company or Burlington Resources, as the case may be, is in default, specifying the default. The indenture requires the trustee to give to all holders of notes notice of any default by Burlington Resources Finance Company or Burlington Resources unless the default has been cured or waived. However, except for a default in the payment of principal of or interest on any notes, the trustee can withhold notice if the board of directors, the executive committee or a trust committee of directors or officers of the trustee in good faith determine that withholding notice is in the interest of the holders of the notes.

Defeasance

     If any series of notes has either:

     o become due and payable or is by its terms due and payable within one year; or

     o is to be called for redemption within one year, the indenture provides that the issuer may discharge substantially all of its or the guarantor's, obligations to holders of such series of notes that have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee enough funds to pay the principal of and interest on the notes when the series matures.

     The issuer can also discharge substantially all of its and the guarantor's obligations for any series of notes, including the issuer's or the guarantor's obligations under the covenants in the indenture, by irrevocably depositing with the trustee enough funds to pay the principal of and interest on the notes when the series matures. The issuer must also obtain opinions of United States and Canadian counsel to the effect that as a result of the defeasance, holders of that series of notes will not recognize income, gain or loss for United States federal income tax purposes and Canadian income tax purposes and will be subject to United States federal income tax and Canadian income tax on the same amount, in the same manner and at the same time as would have been the case if such defeasance had not occurred.

Changes in Control and Highly Leveraged Transactions

     The indenture does not contain provisions requiring the issuer or the guarantor to redeem or to adjust the terms of the notes upon a change in control.

     Other than restrictions on liens described under "-- Limitation on Liens Covenant" above, the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction.

Modification of the Indenture

     The indenture and the guarantee agreement provide that the issuer, the guarantor and the trustee may enter into supplemental indentures without the consent of the holders of notes to:

     o    secure any of the notes;

     o evidence the assumption by a successor corporation of the issuer's or the guarantor's obligations, as the case may be, as described under "-- Merger, Amalgamation, Consolidation and Assumption" above;

     o add covenants and events of default for the protection of the holders of all or any particular series of notes;

     o change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall become effective only after there are no notes of any series entitled to the benefit of such provision outstanding;

     o    establish the forms or terms of notes of any series;

     o    cure any ambiguity or correct any inconsistency in the indenture; or

     o    evidence the acceptance of appointment by a successor trustee.

     The indenture and the guarantee agreement also contain provisions permitting the issuer, the guarantor and the trustee to add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or the guarantee agreement, as the case may be, or modify in any manner the rights of the holders of such notes with the consent of the affected holders of at least a majority in principal amount of all series of notes then outstanding, with each such series voting as a separate class. However, the issuer, the guarantor and the trustee may not, without the consent of the affected holder of each outstanding note:

     o change the stated maturity of the principal of or any installment of interest on any note;

     o    reduce the principal amount;

     o    reduce the rate of interest;

     o change the place of payment where, or the coin or currency in which, interest is payable;

     o impair the right to institute suit for the enforcement of any payment when due;

     o reduce the percentage in principal amount of notes requiring consent of holders for any modification; or

     o release the guarantee except in compliance with the terms of the guarantee agreement and the indenture.

Applicable Law

     The notes and the indenture are governed by and construed in accordance with the law of the State of New York.

Trustee

     Citibank, N.A. is the trustee under the indenture for the notes of Burlington Resources Finance Company. Citibank, N.A. serves as trustee under various indentures relating to the obligations of Burlington Resources and its subsidiaries. Burlington Resources has customary banking relationships with Citibank, N.A., including its participation as one of the agent banks in Burlington Resources' revolving credit agreements.

Form, Denomination and Registration

     Denomination and Registration. The exchange notes will be issued in fully registered form, without coupons, in denominations of $1,000 principal amount and whole multiples of $1,000.

     Global Notes; Book-Entry Form. Except as provided below, we will initially issue exchange notes in the form of global notes deposited with the trustee as custodian for DTC, and registered in the name of Cede & Co. as DTC's nominee.

     Record ownership of the global notes may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee, except as set forth below. You may hold interests in the global notes directly through DTC if you are a participant in DTC, or indirectly through organizations which are direct DTC participants if you are not a participant in DTC. Transfers between direct DTC participants will be effected in the ordinary way in accordance with DTC's rules and will be settled in same-day funds. You may also beneficially own interests in the global notes held by DTC through certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly.

     So long as Cede & Co., as nominee of DTC, is the registered owner of the global notes, Cede & Co. for all purposes will be considered the sole holder of the global notes. Except as provided below, owners of beneficial interests in the global notes:

     o    will not be entitled to have certificates registered in their names;

     o will not receive or be entitled to receive physical delivery of certificates in definitive form; and

     o    will not be considered holders of the global notes.

The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability of an owner of a beneficial interest in a global security to transfer the beneficial interest in the global security to such persons may be limited.

     We will wire, through the facilities of the trustee, any payments due in respect of the global notes to Cede & Co., the nominee of DTC, as the registered owner of the global notes. None of Burlington Resources, Burlington Resources Finance Company, the trustee and any paying agent will have any responsibility or be liable for paying amounts due on the global notes to owners of beneficial interests in the global notes.

     It is DTC's current practice, upon receipt of any payment due in respect of the global notes, to credit participants' accounts on the payment date in amounts proportionate to their respective beneficial interests in the notes represented by the global notes, as shown on the records of DTC, unless DTC believes that it will not receive payment on the payment date. Payments by DTC participants to owners of beneficial interests in notes represented by the global notes held through DTC participants will be the responsibility of DTC participants, as is now the case with securities held for the accounts of customers registered in "street name."

     Because of time zone differences, the securities accounts of a Euroclear or Clearstream participant purchasing an interest in a global security from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

     Since DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and other banks, your ability to pledge your interest in the notes represented by global notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate.

     None of Burlington Resources, Burlington Resources Finance Company, and the trustee (including none of any registrar, paying agent or conversion agent under the indenture) will have any responsibility for the performance by DTC or direct or indirect DTC participants of their obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more direct DTC participants to whose account with DTC interests in the global notes are credited and only for the principal amount at maturity of the notes for which directions have been given.

     DTC has advised us as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of
Section 17A of the

Exchange Act, as amended. DTC was created to hold securities for DTC participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations, such as the initial purchaser of the notes. Certain DTC participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a participant, either directly or indirectly.

     Although we expect that DTC, Euroclear and Clearstream will agree to the foregoing procedures in order to facilitate transfers of interests in the global notes among participants of DTC, Euroclear and Clearstream, DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will cause notes to be issued in definitive form in exchange for the global notes. None of Burlington Resources, Burlington Resources Finance Company, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their or its direct or indirect participants of their obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in global notes.

     According to DTC, the foregoing information with respect to DTC has been provided to its participants and other members of the financial community for information purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

     Definitive Notes. Definitive notes may be issued in exchange for notes represented by the global notes if we do not appoint a successor depositary as set forth above under "-- Global Notes; Book-Entry Form" or in certain other circumstances set forth in the indenture.

                        CERTAIN INCOME TAX CONSIDERATIONS

United States Federal Income Tax Considerations

     The following section describes certain anticipated U.S. federal income tax consequences relating to the exchange of outstanding notes for exchange notes pursuant to the exchange offer. This description is based upon the Internal Revenue Code of 1986, as amended; existing administrative pronouncements and judicial decisions; and existing and proposed Treasury regulations, each as available and in effect as of the date hereof. All of the foregoing are subject to change, and any such change could be retroactive and could affect the continuing validity of this description.

     This description deals only with exchange notes held as capital assets by initial holders that acquire the exchange notes pursuant to the exchange offer. This description does not discuss all of the tax consequences that may be relevant to holders subject to special rules, such as (1) certain financial institutions, (2) real estate investment trusts, (3) regulated investment companies, (4) grantor trusts, (5) insurance companies, (6) dealers or traders in securities or currencies, (7) persons holding notes in connection with a hedging transaction, straddle, conversion transaction or other integrated transaction or (8) persons who have ceased to be United States citizens or to be taxed as resident aliens. This description also does not address the U.S. federal estate and gift tax consequences or any applicable foreign, state or local tax laws.

     Holders should consult their tax advisors with regard to the application of U.S. federal income and estate tax laws to their particular situation, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

     Exchange Offer

     The exchange of outstanding notes by a holder for exchange notes pursuant to the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes. A holder will not recognize gain or loss upon the receipt of exchange notes pursuant to the exchange offer and will be required to treat the exchange notes and any payments thereon for U.S. federal income tax purposes as if the exchange offer had not occurred. A holder's holding period for exchange notes will include the holding period for the outstanding notes exchanged pursuant to the exchange offer and a holder's adjusted basis in exchange notes will be the same as such holder's adjusted basis in such outstanding notes.

     The above description is not intended to constitute a complete analysis of all tax consequences relating to the exchange of outstanding notes for exchange notes pursuant to the exchange offer or the acquisition, ownership, and disposition of the exchange notes. You should consult with your own tax advisor regarding the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences that may arise under the laws of any state, local, or other taxing jurisdiction.

Canadian Federal Income Tax Considerations

     The following summary describes certain anticipated Canadian federal income tax considerations relating to the exchange of outstanding notes for exchange notes pursuant to the exchange offer to persons who acquired their outstanding notes pursuant to the original private offering of such notes on November 16, 2001 and who, for the purpose of the Income Tax Act (Canada) (the "ITA"), are non-residents of Canada and hold their outstanding notes as capital property. This summary is based on the current provisions of the ITA and the regulations thereunder, the current assessing and administrative practices of the Canada Customs and Revenue Agency (the "CCRA"), all specific proposals to amend the ITA and the regulations thereunder publicly announced by the Minister of Finance (Canada) before the date of this prospectus and the assumption that the ex-change of outstanding notes for exchange notes, pursuant to the exchange offer, does not constitute a repayment, under the commercial laws of the jurisdiction which governs the outstanding notes, of the indebtedness evidenced by the outstanding notes. This summary does not otherwise take into account or anticipate changes in the law or in the assessing and administrative practices of the CCRA, whether by judicial, governmental or legislative decision or action, nor does it take into account tax legislation or considerations of any province or territory of Canada or any jurisdiction other than Canada.

     This summary is of a general nature only and is not intended to be, and should not be interpreted as, legal or tax advice to any holder of outstanding notes. Holders of outstanding notes should consult their own tax advisors with regard to the application of Canadian federal income tax laws to their particular situation.

     The exchange of outstanding notes by a holder for exchange notes pursuant to the exchange offer will not constitute a taxable event under the ITA. Accordingly, no tax on income (including capital gains) will be payable under the ITA in respect of the exchange of outstanding notes for exchange notes pursuant to the exchange offer.

                              PLAN OF DISTRIBUTION

     Based on an interpretation by the staff of the Commission in a series of "no-action" letters issued to third parties in similar transactions, we believe that exchange notes issued to you in the exchange offer in exchange for your outstanding notes may be offered for resale, resold and otherwise transferred by you, unless you are an "affiliate" of ours or any of our subsidiaries, within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act. However, this applies only if your exchange notes are acquired in the ordinary course of your business and you have no arrangement with any person to participate in the distribution of your exchange notes. We refer you to the "Exxon Capital Holdings Corporation" SEC No-Action Letter available May 13, 1988, the "Morgan Stanley & Co. Incorporated" SEC No-Action Letter available June 5, 1991, the "Shearman & Sterling" SEC No-Action Letter available July 2, 1993 and the "Brown & Wood LLP" SEC No-Action Letter available February 7, 1997 for support of our belief.

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that for a period of 90 days after effectiveness of the exchange offer registration statement, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     We will not receive any proceeds from any sale of exchange notes. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. By acceptance of the exchange offer, each broker-dealer that receives exchange notes pursuant to the exchange offer hereby agrees to notify us prior to using this prospectus in connection with the sale or transfer of exchange notes, and acknowledges and agrees that, upon receipt of notice from us of the happening of any event which makes any statement in this prospectus untrue in any material respect or which requires the making of any changes in this prospectus in order to make the statements herein not misleading (which notice we agree to deliver promptly to such broker-dealer), such broker-dealer will suspend use of this prospectus until we have amended or supplemented the prospectus to correct such misstatement or omission and have furnished copies of the amended or supplemented prospectus to such broker-dealer.

     For a period of 90 days after effectiveness of the exchange offer registration statement, we will promptly upon request send additional copies of this prospectus and any amendment or supplement thereto to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of any one special counsel for the holders of the outstanding notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the outstand-ing notes participating in the exchange offer (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

     The legality of the exchange notes will be passed upon for us by Stewart McKelvey Stirling Scales, Halifax, Nova Scotia, Canada, with respect to various matters of Canadian law and Cahill Gordon & Reindel, New York, New York, with respect to various matters of United States law. Kenneth W. Orce, a member of Burlington Resources' board of directors, is a senior partner of Cahill Gordon & Reindel and, as of March 31, 2001, beneficially owned 36,877 shares of Burlington Resources common stock, including 24,252 currently exercisable options.

                                     EXPERTS

     The consolidated financial statements of Burlington Resources Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2001 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company's change in accounting method for its derivatives and hedging activities as described in Note 5 to the consolidated financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of Canadian Hunter Exploration Ltd. prior to fiscal year 2001 incorporated in this prospectus by reference to the Burlington Resources Inc. Annual Report on Form 10-K for the year ended December 31, 2001 have been so incorporated in reliance on the report of Ernst & Young LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of Burlington Resources Canada Ltd. (formerly Burlington Resources Canada Energy Ltd., formerly Poco Petroleums Ltd.) prior to fiscal year 2000 incorporated in this prospectus by reference to the Burlington Resources Inc. Annual Report on Form 10-K for the year ended December 31, 2001 have been so incorporated in reliance on the report of KPMG LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

================================================================================

                                 $1,500,000,000

                              BURLINGTON RESOURCES
                                 FINANCE COMPANY
                                Offer to Exchange
         $500,000,000 Aggregate Principal Amount of 5.60% Notes due 2006
         $500,000,000 Aggregate Principal Amount of 6.50% Notes due 2011 $500,000,000 Aggregate Principal Amount of 7.40% Notes due 2031

                     Fully and Unconditionally Guaranteed by

                            BURLINGTON RESOURCES INC.
                                       for
                      Burlington Resources Finance Company
         $500,000,000 Aggregate Principal Amount of 5.60% Notes due 2006
         $500,000,000 Aggregate Principal Amount of 6.50% Notes due 2011
         $500,000.000 Aggregate Principal Amount of 7.40% Notes due 2031
                     Fully and Unconditionally Guaranteed by
                            Burlington Resources Inc.
                                       and
          Each Registered Under the Securities Act of 1933, as Amended.


--------------------------------------------------------------------------------

                                   PROSPECTUS

--------------------------------------------------------------------------------



                                  June 21, 2002


================================================================================


We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell or buy any securities in any jurisdiction where it is unlawful. The information in this prospectus is current as of the date hereof.

Dealers that effect transactions in the exchange notes, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS.


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Burlington Resources Inc.

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal administrative, or investigative (other than action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

     Article X of Burlington Resources Inc.'s by-laws requires indemnification of directors and officers to the full extent permitted under Delaware law as from time to time in effect. Subject to any restrictions imposed by Delaware law, Burlington Resources Inc.'s by-laws provide a right to indemnification for all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened proceeding by reason of the fact that such person is or was serving as a director or officer of Burlington Resources Inc., or is or was serving at the request of Burlington Resources Inc. as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan. Burlington Resources Inc. by-laws also provide that it may, by action of its board of directors, provide indemnification to its employees or agents with the same scope and effect as the foregoing indemnification of directors and officers.

     Section 102(b)(7) of the DGCL permits a Delaware corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

     Article 13 of Burlington Resources Inc.'s certificate of incorporation provides that to the full extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of Burlington Resources Inc. shall not be liable to Burlington Resources Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article 13 shall not adversely affect any right or protection of a director of Burlington Resources Inc. for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. The DGCL and Burlington Inc.'s certificate of incorporation may have no effect on claims arising under the federal securities laws.

     Burlington Resources Inc. maintains directors' and officers' liability insurance which provides for payment, on behalf of the directors and officers of Burlington Resources Inc. and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act, for acts or omissions by such persons while acting as directors or officers of Burlington Resources Inc. and/or its subsidiaries, as the case may be.

Burlington Resources Finance Company

     The Articles of Association of Burlington Resources Finance Company provide, in substance, that every director and officer of Burlington Resources Finance Company shall, in the absence of any dishonesty on the part of such person, be indemnified by Burlington Resources Finance Company against all costs, losses and expenses, including an amount paid to settle an action or claim or satisfy a judgment, that such person may incur or become liable to pay in respect of any claim made against such person or civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of Burlington Resources Finance Company.

     For a statement of the registrants' undertakings with respect to indemnification of directors and officers, see Item 22 below.

Item 21. EXHIBITS.

  3.1 -- Certificate of Incorporation of Burlington Resources Inc. as amended November 18, 1999 (incorporated by reference to Exhibit 3.1 on Form 10-K, filed March 17, 2000)

  3.2 -- By-laws of Burlington Resources Inc. as amended as of December 6, 2000 (incorporated by reference to Exhibit 3.2 on Form 10-K filed February 21, 2001)

  3.3 -- Memorandum and Articles of Association of Burlington Resources Finance Company, as amended (incorporated by reference to Exhibit 3.3 of Registration Statement on Form S-4, No. 333-87166, filed April 29,
          2002)

  4.1  -- Indenture, dated as of February 12, 2001, between Burlington
          Resources Finance Company and Citibank, N.A., (as Trustee) (incorporated by reference to Exhibit 4.1 of Registration Statement on Form S-4, No. 333-87166, filed April 29, 2002)

  4.2 -- Form of Officers' certificate pursuant to the Indenture between Burlington Resources Finance Company and Citibank, N.A, (as Trustee) (including Form of Global Exchange Notes) (incorporated by reference to Exhibit 4.2 of Registration Statement on Form S-4, No. 333-87166, filed April 29, 2002)

  4.3 -- Registration Rights Agreement, dated November 16, 2001 among Burlington Resources Finance Company, Burlington Resources Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and the other Initial Purchasers (incorporated by reference to Exhibit 4.3 of Registration Statement on Form S-4, No. 333-87166, filed April 29, 2002)

  4.4  -- Global Outstanding Notes (incorporated by reference to Exhibit 4.4 of Registration Statement on Form S-4, No. 333-87166, filed April 29,
          2002)

  4.5  -- Guarantee Agreement, dated February 12, 2001, of Burlington
          Resources Inc. with respect to Senior Debt Securities of Burlington Resources Finance Company (incorporated by reference to Exhibit 4.5 of Registration Statement on Form S-4, No. 333-87166, filed April 29,
          2002)

  4.6 -- Purchase Agreement, dated November 8, 2001, among Burlington Resources Finance Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and the other Initial Purchasers (incorporated by reference to Exhibit 4.6 of Registration Statement on Form S-4, No. 333-87166, filed April 29, 2002)

  4.7 -- Indenture, dated as of June 15, 1990, between Burlington Resources Inc. and Citibank, N.A. (as Trustee) including Form of Debt Securities (incorporated by reference to Exhibit 4.2 to Form 8, filed February
          1992)

  4.8  -- Indenture, dated as of October 1, 1991, between Burlington
          Resources Inc. and Citibank, N.A. (as Trustee), including Form of Debt Securities (incorporated by reference to Exhibit 4.3 to Form 8, filed February 1992)

  4.9 -- Indenture, dated as of April 1, 1992, between Burlington Resources Inc. and Citibank, N.A. (as Trustee), including Form of Debt Securities (incorporated by reference to Exhibit 4.4 to Form 8, filed March 1993)

  4.10 -- Indenture, dated as of June 15, 1992, between the Louisiana Land and Exploration Company ("LL&E") and Texas Commerce Bank National Association (as Trustee) (incorporated by reference to Exhibit 4.1 to LL&E's Form S-3, as amended, filed November 1993)

  5.1  -- Opinion of Cahill Gordon & Reindel (incorporated by reference to
          Exhibit 5.1 of Registration Statement on Form S-4, No. 333-87166, filed April 29, 2002)

  5.2 -- Opinion of Stewart McKelvey Stirling Scales (incorporated by reference to Exhibit 5.2 of Registration Statement on Form S-4, No. 333-87166, filed April 29, 2002)

  10.1 -- The 1988 Burlington Resources Inc. Stock Option Incentive Plan as amended (incorporated by reference to Exhibit 10.4 to Form 8, filed March 1993)

  10.2 -- Burlington Resources Inc. Incentive Compensation Plan as amended and restated (incorporated by reference to Exhibit 10.29 to Form 10-Q, filed November 6, 2000); Amendment to Burlington Resources Inc. Incentive Compensation Plan dated December 2000 (incorporated by reference to Exhibit 10.2 to Form 10-K, filed February 21, 2001); Amendment to Burlington Resources Inc. Incentive Compensation Plan dated January 9, 2002 (incorporated by reference to Exhibit 10.1 to Form 10-Q, filed April 26, 2002)

  10.3 -- Burlington Resources Inc. Senior Executive Survivor Benefit Plan dated as of January 1, 1989 (incorporated by reference to Exhibit
          10.11 to Form 8, filed February 1989)

  10.4 -- Burlington Resources Inc. Deferred Compensation Plan as amended and restated (incorporated by reference to Exhibit 10.4 to Form 10-K, filed February 13, 1997)

  10.5 -- Burlington Resources Inc. Supplemental Benefits Plan as amended and restated (incorporated by reference to Exhibit 10.5 to Form 10-K, filed February 13, 1997)

  10.6 -- Employment Contract between Burlington Resources Inc. and Bobby S. Shackouls (incorporated by reference to Exhibit 10.7 to Form 10-K, filed February 8, 1996); Amendment to Employment Contract between Burlington Resources Inc. and Bobby S. Shackouls, dated July 9, 1997 (incorporated by reference to Exhibit 10.6 to Form 10-K, filed February 13, 1998); Amendment to Employment Contract between the Company and Bobby S. Shackouls (incorporated by reference to Exhibit
          10.29 to Form 10-Q, filed August 6, 1999)

  10.7 -- Burlington Resources Inc. Compensation Plan for Non-Employee Directors as amended and restated (incorporated by reference to Exhibit 10.8 to Form 10-K, filed February 13, 1997)

  10.8 -- Amended and Restated Burlington Resources Inc. Executive Change in Control Severance Plan, formerly known as the Key Executive Severance Protection Plan (incorporated by reference to Exhibit 10.8 to Form 10-K, filed February 21, 2001)

  10.9 -- Burlington Resources Inc. Retirement Income Plan for Directors (incorporated by reference to Exhibit 10.21 to Form 8, filed February
          1991)

 10.10 -- Burlington Resources Inc. 1991 Director Charitable Award Plan, dated as of January 16, 1991 (incorporated by reference to Exhibit
          10.22 to Form 8, filed February 1991)

 10.11 -- Master Separation Agreement and documents related thereto dated January 15, 1992 by and among Burlington Resources Inc., El Paso Natural Gas Company and Meridian Oil Holding Inc., including exhibits (incorporated by reference to Exhibit 10.24 to Form 8, filed February
          1992)

 10.12 -- Burlington Resources Inc. 1992 Stock Option Plan for Non-employee Directors (incorporated by reference to Exhibit 28.1 of Form S-8, No. 33-46518, filed March
          1992)

 10.13 -- Burlington Resources Inc. Key Executive Retention Plan and
          Amendments No. 1 and 2 (incorporated by reference to Exhibit 10.20 to Form 8, filed March 1993); Amendments No. 3 and 4 to the Burlington Resources Inc. Key Executive Retention Plan (incorporated by reference to Exhibit 10.17 to Form 10-K, filed February 14, 1994)

 10.14 -- Burlington Resources Inc. 1992 Performance Share Unit Plan as amended and restated (incorporated by reference to Exhibit 10.17 to Form 10-K, filed February 13, 1997)

 10.15 -- Burlington Resources Inc. 1993 Stock Incentive Plan (incorporated by reference to Exhibit 10.22 to Form 10-K, filed February 1994); Amendment to Burlington Resources Inc. 1993 Stock Incentive Plan dated April 2000 (incorporated by reference to Exhibit 10.15 to Form 10-K, filed February 21, 2001); Amendment to Burlington Resources 1993 Stock Incentive Plan dated December 2000 (incorporated by reference to
          Exhibit 10.2 to Form 10-K, filed February 21, 2001)

 10.16 -- Burlington Resources Inc. 1994 Restricted Stock Exchange Plan (incorporated by reference to Exhibit 10.23 to Form 10-K, filed February 9, 1995); Amendment to Burlington Resources Inc. 1994 Restricted Stock Exchange Plan dated December 2000 (incorporated by reference to Exhibit 10.2 to Form 10-K, filed February 21, 2001)

 10.17 -- Burlington Resources Inc. 1997 Performance Share Unit Plan (incorporated by reference to Exhibit 10.21 to Form 10-K, filed February 13, 1997)

*10.18 -- $400 million Short-term Revolving Credit Agreement, dated as of
          February 25, 1998, as Amended and Restated December 7, 2001, between Burlington Resources Inc. and JPMorgan Chase Bank, as agent (incorporated by reference to Exhibit 10.18 on Form 10-K, filed February 15, 2002); Amendment No. 1 dated April 25, 2002 to $400 million Short-term Revolving Credit Agreement

*10.19 -- $600 million Long-term Revolving Credit Agreement, dated as of
          February 25, 1998, as Amended and Restated December 7, 2001, between Burlington Resources Inc. and JPMorgan Chase Bank, as agent (incorporated by reference to Exhibit 10.19 on Form 10-K, filed February 15, 2002); Amendment No. 1 dated April 25, 2002 to $600 million Long-term Revolving Credit Agreement

 10.20 -- Form of Termination Agreement with Certain Senior Management
          Personnel as amended (incorporated by reference to Exhibit 10(a)(i) to LL&E's Form 10-K, filed March 1996)

 10.21 -- Form of The Louisiana Land and Exploration Company Deferred Compensation Arrangement for Selected Key Employees (incorporated by reference to Exhibit 10(g) to LL&E's Form 10-K, filed March 1991); Amendment to the LL&E Deferred Compensation Arrangement for Selected Key Employees dated December 21, 1998 (incorporated by reference to
          Exhibit 10.26 to Form 10-K, filed February 26, 1999)

 10.22 -- The LL&E Supplemental Excess Plan (incorporated by reference to
          Exhibit 10(j) to LL&E's Form 10-K, filed March 1993)

 10.23 -- Severance benefit agreement between Burlington Resources Inc. and John A Williams, dated March 25, 1999 (incorporated by reference to
          Exhibit 10.28 to Form 10-Q, filed May 4, 1999)

 10.24 -- Form of agreement on pension related benefits with certain former Seattle holding company office employees (incorporated by reference to Exhibit 10.26 to Form 10-K, filed March 17, 2000)

 10.25 -- Poco Petroleums Ltd. Incentive Stock Option Plan (incorporated by reference to Form S-8 No. 333-91247, filed November 18, 1999)

 10.26 -- Employee Savings Plan for Eligible Employees of Poco Petroleums Ltd. (incorporated by reference to Exhibit 4.4 to Form S-8 No. 333-95071, filed January 20, 2000)

 10.27 -- Burlington Resources Inc. Phantom Stock Plan for Non-Employee Directors (incorporated by reference to Exhibit 10.12 to Form 10-K, filed February 8, 1996); First Amendment to the

          Burlington Resources Inc. Phantom Stock Plan for Non-Employee Directors (incorporated by reference to Exhibit 10.29 to Form 10-Q, filed May 11, 2000)

 10.28 -- Burlington Resources Inc. 2000 Stock Option Plan for Non-Employee Directors (incorporated by reference to Exhibit 10.30 to Form 10-Q, filed August 15, 2000)

 10.29 -- Letter agreement regarding Steven J. Shapiro dated October 18,
          2000 (incorporated by reference to Exhibit 10.29 to Form 10-K, filed February 21, 2001)

 10.30 -- Burlington Resources Inc. 2001 Performance Share Unit Plan (incorporated by reference to Exhibit 10.30 to Form 10-K, filed February 21, 2001); Amendment No. 1 to Burlington Resources Inc. 2001 Performance Share Unit Plan dated January 9, 2002 (incorporated by reference to Exhibit 10.2 to Form 10-Q, filed April 26, 2002)

 10.31 -- Pre-Acquisition Agreement between Burlington Resources Inc. and Canadian Hunter Exploration Ltd. dated October 8, 2001 (incorporated by reference to Exhibit 99.2 to Form 8-K, filed October 9, 2001)

*10.32 -- Canadian Credit Agreement, dated as of March 31, 2000, as Amended and Restated December 7, 2001, among Burlington Resources Canada Ltd., Burlington Resources Inc. and J.P. Morgan Bank Canada, as agent (incorporated by reference to Exhibit 10.32 on Form 10-K filed February 15, 2002); Amendment No. 1 dated April 25, 2002 to Canadian Credit Agreement

 10.33 -- Form of Shareholder Rights Agreement dated as of December 16, 1998 between Burlington Resources Inc. and EquiServe Trust Company, N.A. (the current Rights Agent), which includes, as Exhibit A thereto, the form of Certificate of Designation specifying terms of the Series A Junior Participating Preferred Stock and, as Exhibit B thereto, the form of Rights Certificate (incorporated by reference to Exhibit 1 to Form 8-A, filed December 18, 1998)

 10.34 -- Burlington Resources Inc. 2002 Stock Incentive Plan (incorporated by reference to Exhibit A to Schedule 14A filed March 15, 2002)

  12.1 -- Statement regarding computation of ratio of earnings to fixed charges (incorporated by reference to Exhibit 12.1 of Registration Statement on Form S-4, No. 333-87166, filed April 29, 2002)

  21.1 -- Subsidiaries of Burlington Resources Inc. (incorporated by reference to Exhibit 21.1 on Form 10-K filed February 15, 2002)

 *23.1 -- Consent of Independent Accountants -- PricewaterhouseCoopers LLP

 *23.2 -- Consent of Independent Accountants -- KPMG LLP

 *23.3 -- Consent of Independent Accountants -- Ernst & Young LLP

  23.4 -- Consent of Cahill Gordon & Reindel (included as part of Exhibit
          5.1)

  23.5 -- Consent of Stewart McKelvey Stirling Scales (included as part of
          Exhibit 5.2)

  24.1 -- Powers of Attorney (incorporated by reference to Exhibit 24.1 of Registration Statement on Form S-4, No. 333-87166, filed April 29,
          2002)

  25.1 -- Form T-1 Statement of Eligibility of the Trustee under the Burlington Resources Finance Company Indenture under the Trust Indenture Act of 1939, as amended (incorporated by reference to Exhibit 25 on Form 8-K filed February 8, 2001)

  99.1 -- Form of Letter of Transmittal (incorporated by reference to Exhibit
          99.1 of Registration Statement on Form S-4, No. 333-87166, filed April 29, 2002)

  99.2 -- Form of Notice of Guaranteed Delivery (incorporated by reference to
          Exhibit 99.2 of Registration Statement on Form S-4, No. 333-87166, filed April 29, 2002)

--------------------

* Filed herewith.

ITEM 22. UNDERTAKINGS.

     a) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of a Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     c) The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the request.

     d) The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Burlington Resources Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Houston, State of Texas, on the 21st day of June, 2002.

                         BURLINGTON RESOURCES INC.


                         By:      /s/  Bobby S. Shackouls
                                ----------------------------------------------
                                Name:    Bobby S. Shackouls
                                Title:   Chairman of the Board, President,
                                         Chief Executive Officer and Director

                            BURLINGTON RESOURCES INC.



     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities indicated on the 21st day of June, 2002.


                         Signature                                                    Title
  /s/ Bobby S. Shackouls                                       Chairman of the Board, President, Chief Executive
  ------------------------------------------------------           Officer and Director
                    Bobby S. Shackouls

 /s/ Steven J. Shapiro                                         Senior Vice President and Chief Financial Officer
 -------------------------------------------------------
                     Steven J. Shapiro

                                 *                             Vice President, Controller and Chief Accounting
--------------------------------------------------------           Officer
                      Joseph P. McCoy

                                 *                             Director
--------------------------------------------------------
                    Reuben V. Anderson

                                 *                             Director
--------------------------------------------------------
                      Laird I. Grant

                                 *                             Director
--------------------------------------------------------
                     John T. LaMacchia

                                 *                             Director
--------------------------------------------------------
                     James F. McDonald

                                 *                             Director
--------------------------------------------------------
                      Kenneth W. Orce

                                 *                             Director
--------------------------------------------------------
                     Donald M. Roberts

                                 *                             Director
--------------------------------------------------------
                      John F. Schwarz

                                 *                             Director
--------------------------------------------------------
                     Walter Scott, Jr.

                                 *                             Director
--------------------------------------------------------
                      William E. Wade

                                 *                             Director
--------------------------------------------------------
                     Robert J. Harding

                *By: /s/ Steven J. Shapiro
--------------------------------------------------------
                  Name: Steven J. Shapiro
                 Title: Attorney-in-Fact


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Burlington Resources Finance Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Calgary, Province of Alberta, Dominion of Canada, on the 21st day of June, 2002.


                             BURLINGTON RESOURCES FINANCE COMPANY


                             By:      /s/  Mark E. Ellis
                                    --------------------------------------------
                                    Name:    Mark E. Ellis
                                    Title:   President and Director

                      BURLINGTON RESOURCES FINANCE COMPANY


     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities indicated on the 21st day of June, 2002.


               Signature                                              Title

        /s/ Mark E. Ellis                             President and Director
-----------------------------------------------
            Mark E. Ellis

       /s/ Steven J. Shapiro                          Senior Vice President, Chief Financial Officer and
-----------------------------------------------             Director
           Steven J. Shapiro

                           *                          Senior Vice President and Director
-----------------------------------------------
                     L. David Hanower

                           *                          Vice President and Controller
-----------------------------------------------
                      Joseph P. McCoy

                                    *                          Director
-----------------------------------------------
                     Martin A. Lambert

                                    *                          Director
-----------------------------------------------
                     Robert R. Rooney

                                    *                          Director
-----------------------------------------------
                    C. Perry Spitznagel

       *By: /s/ Mark E. Ellis
-----------------------------------------------
       Name:   Mark E. Ellis
       Title:  Attorney-in-Fact
